                                                                    EXHIBIT 99.2

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of
Northeast Federal Corp.:

     We have audited the accompanying consolidated statements of financial condition of Northeast Federal Corp. and subsidiaries (the Company) as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above represent fairly, in all material respects, the consolidated financial position of Northeast Federal Corp. and subsidiaries at December 31, 1994 and 1993 and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     As described in Note 1, the Company changed its method of accounting for securities as of December 31, 1993.

DELOITTE & TOUCHE LLP

Hartford, Connecticut
January 20, 1995

                            NORTHEAST FEDERAL CORP.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                YEAR ENDED           NINE MONTHS
                                                               DECEMBER 31,             ENDED
                                                           ---------------------     DECEMBER 31,
                                                             1994         1993           1992
                                                           --------     --------     ------------
Interest income:
  Loans..................................................  $ 77,617     $145,127       $129,038
  Mortgage-backed securities.............................    89,946       54,205         37,924
  Investment securities..................................    16,176       10,970         15,313
  Rhode Island covered assets............................     6,594        8,989          9,932
  Other..................................................     2,378        1,085          4,138
                                                           --------     --------     ------------
          Total interest income..........................   192,711      220,376        196,345
                                                           --------     --------     ------------
Interest expense:
  Deposits...............................................   101,886      121,163        123,924
  Federal Home Loan Bank advances........................    10,956       13,230          3,056
  Other borrowings.......................................    21,117       13,575          5,930
                                                           --------     --------     ------------
          Total interest expense.........................   133,959      147,968        132,910
                                                           --------     --------     ------------
          Net interest income............................    58,752       72,408         63,435
Provision for loan losses................................     4,900       23,300         16,300
                                                           --------     --------     ------------
          Net interest income after provision for loan
            losses.......................................    53,852       49,108         47,135
                                                           --------     --------     ------------
Non-interest income:
  Fees for services......................................     9,040       10,181          7,112
  Gain on sale of securities, net........................     7,283        5,625          4,100
  Gain on sale of loans, net.............................    13,813        1,939          1,870
  Other non-interest income (loss).......................     9,537           (6)           (41)
                                                           --------     --------     ------------
          Total non-interest income......................    39,673       17,739         13,041
                                                           --------     --------     ------------
Non-interest expenses:
  Compensation and benefits..............................    27,459       32,324         23,126
  Occupancy and equipment, net...........................    16,168       15,399         11,057
  Other general and administrative.......................    17,412       19,436         15,872
  Amortization of supervisory goodwill...................        --           --          2,002
  Supervisory goodwill valuation adjustment..............        --           --         56,568
  SAIF insurance fund and OTS assessments................     8,759        8,414          6,222
  Real estate and other assets acquired in settlement of
     loans...............................................    13,203       17,606          9,652
                                                           --------     --------     ------------
          Total non-interest expenses....................    83,001       93,179        124,499
                                                           --------     --------     ------------
          Income (loss) before income taxes..............    10,524      (26,332)       (64,323)
Income tax benefit.......................................      (442)     (12,193)        (5,089)
                                                           --------     --------     ------------
          Net income (loss)..............................  $ 10,966     $(14,139)      $(59,234)
                                                           ========     ========     ==========
Preferred stock dividend requirements....................  $  3,532     $  4,501       $  4,652
Net income (loss) applicable to common stockholders......  $  7,434     $(18,640)      $(63,886)
Net income (loss) per common share, primary and fully
  diluted................................................  $    .52     $  (1.75)      $ (11.16)

        See accompanying Notes to the Consolidated Financial Statements

                            NORTHEAST FEDERAL CORP.

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1993
                                                                      ----------     ----------
ASSETS
Cash and due from banks.............................................  $   34,145     $   51,705
Federal funds sold..................................................      22,725         23,510
Securities purchased under agreements to resell.....................          --         60,000
Investment securities, net (market value of $190,269 and $42,502)...     202,376         42,589
Investment securities, available-for-sale, net......................     142,735        162,877
Mortgage-backed securities, net (market value of $1,686,417
  and $1,336,970)...................................................   1,758,179      1,330,886
Mortgage-backed securities, available-for-sale, net.................      21,358         12,886
Loans, net..........................................................     947,902      1,876,181
Loans available-for-sale, net.......................................       4,812         46,076
Rhode Island covered assets.........................................      82,236        105,625
Interest and dividends receivable...................................      17,828         17,540
Real estate and other assets acquired in settlement of loans........      13,192         74,962
Premises and equipment, net.........................................      27,401         32,368
Prepaid expenses and other assets...................................      70,683         82,822
                                                                      ----------     ----------
          Total assets..............................................  $3,345,572     $3,920,027
                                                                       =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Retail deposits.....................................................  $2,393,084     $2,952,082
Brokered deposits...................................................          --         25,135
Federal Home Loan Bank advances.....................................     203,527        373,000
Securities sold under agreements to repurchase......................     504,245        294,809
Uncertificated debentures...........................................      42,243         38,442
Advance payments by borrowers for taxes and insurance...............      22,586         28,337
Other liabilities...................................................      40,987         75,709
                                                                      ----------     ----------
          Total liabilities.........................................   3,206,672      3,787,514
                                                                      ----------     ----------
Commitments and Contingencies
Stockholders' equity:
  Serial preferred stock, $.01 par value, 15,000,000 shares
     authorized: $8.50 Cumulative Preferred Stock, Series B, 428,791
     shares at December 31, 1994 and 394,199 shares at December 31,
     1993 issued and outstanding....................................           4              4
  Common stock, $.01 par value, 25,000,000 shares authorized:
     14,353,996 shares at December 31, 1994 and 13,499,078 shares at
     December 31, 1993 issued and outstanding.......................         144            135
Additional paid-in capital..........................................     191,756        185,960
Net unrealized gains on debt and equity securities
  available-for-sale................................................       1,888          9,462
Accumulated deficit.................................................     (52,123)       (59,557)
Stock dividend distributable........................................         911            838
Unallocated employee stock ownership plan shares....................      (3,680)        (4,329)
                                                                      ----------     ----------
          Total stockholders' equity................................     138,900        132,513
                                                                      ----------     ----------
                                                                      $3,345,572     $3,920,027
                                                                       =========      =========

        See accompanying Notes to the Consolidated Financial Statements

                            NORTHEAST FEDERAL CORP.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                RETAINED                     UNALLOCATED
                                                                    NET         EARNINGS                     EMPLOYEE
                                                                 UNREALIZED   (ACCUMULATED                     STOCK
                                SERIAL              ADDITIONAL      GAIN        DEFICIT)         STOCK       OWNERSHIP
                               PREFERRED   COMMON    PAID-IN     (LOSS) ON    SUBSTANTIALLY    DIVIDEND        PLAN
                                 STOCK     STOCK     CAPITAL     SECURITIES*   RESTRICTED    DISTRIBUTABLE    SHARES      TOTAL
                               ---------   ------   ----------   ----------   ------------   -------------   ---------   --------
Balance at March 31, 1992....     $28       $ 57     $181,160           --      $ 18,904             --       $(9,125)   $191,024
  Net loss...................      --         --           --           --       (59,234)            --            --     (59,234)
  Issuance of 351,700 shares
    of $8.50 Cumulative
    Preferred Stock, Series
    B........................       4         --       35,166           --            --             --            --      35,170
  Repurchase of 1,202,916
    shares of Adjustable Rate
    Cumulative Preferred
    Stock, Series A..........     (12)        --      (33,538)          --            --             --            --     (33,550)
  Proceeds from exercise of
    stock options............      --         --           16           --            --             --            --          16
  Unallocated employee stock
    ownership plan shares....      --         --           --           --            --             --         4,147       4,147
                                  ---      ------   ----------   ----------   ------------   -------------   ---------   --------
Balance at December 31,
  1992.......................      20         57      182,804           --       (40,330)            --        (4,978)    137,573
  Net loss...................      --         --           --           --       (14,139)            --            --     (14,139)
  Proceeds from issuance of
    shares to 401-K plan.....      --         --          223           --            --             --            --         223
  Proceeds from exercise of
    stock options............      --          1          146           --            --             --            --         147
  Conversion of 1,610,000
    shares of $2.25
    Cumulative Convertible
    Preferred Stock, Series A
    into 7,647,500 shares of
    common stock.............     (16)        77       (1,463)          --            --             --            --      (1,402)
  Stock dividend
    distributable, 50,876
    shares of $8.50
    Cumulative Preferred
    Stock, Series B..........      --         --           --           --        (5,088)         5,088            --          --
  Preferred stock dividend
    payment in kind..........      --         --        4,250           --            --         (4,250)           --          --
  Unallocated employee stock
    ownership plan shares....      --         --           --           --            --             --           649         649
  Net unrealized gains on
    debt and equity
    securities
    available-for-sale.......      --         --           --        9,462            --             --            --       9,462
                                  ---      ------   ----------   ----------   ------------   -------------   ---------   --------
Balance at December 31,
  1993.......................       4        135      185,960        9,462       (59,557)           838        (4,329)    132,513
  Net income.................      --         --           --           --        10,966             --            --      10,966
  Purchase of shares by 401-K
    plan.....................      --         --          115           --            --             --            --         115
  Proceeds from exercise of
    stock options............      --          1          134           --            --             --            --         135
  Proceeds from exercise of
    stock warrants...........      --          8        2,342           --            --             --            --       2,350
  Stock dividend
    distributable, 35,327
    shares of $8.50
    Cumulative Preferred
    Stock, Series B..........      --         --           --           --        (3,532)         3,532            --          --
  Preferred stock dividend
    payment in kind..........      --         --        3,459           --            --         (3,459)           --          --
  Unallocated employee stock
    ownership plan shares....      --         --           --           --            --             --           649         649
  Difference between fair
    value and cost of
    released ESOP shares.....      --         --         (254)          --            --             --            --        (254)
  Change in unrealized gains
    on debt and equity
    securities
    available-for-sale.......      --         --           --       (7,574)           --             --            --      (7,574)
                                  ---      ------   ----------   ----------   ------------   -------------   ---------   --------
Balance at December 31,
  1994.......................     $ 4       $144     $191,756     $  1,888      $(52,123)       $   911       $(3,680)   $138,900
                               ========    ======== =========    ==========   ============   ============    =========   ========

- ---------------
* Changes during the year ended December 31, 1993 reflect the Company's implementation of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities."

        See accompanying Notes to the Consolidated Financial Statements

                            NORTHEAST FEDERAL CORP.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                YEAR ENDED
                                                                               DECEMBER 31,         NINE MONTHS ENDED
                                                                          ----------------------      DECEMBER 31,
                                                                            1994         1993             1992
                                                                          ---------    ---------    -----------------
Cash flows from operating activities:
Net income (loss)........................................................ $  10,966    $ (14,139)       $ (59,234)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization..........................................     5,394        4,860            3,361
  Amortization of fees, discounts, and premiums, net.....................     7,915        1,697           (6,820)
  Amortization of and other adjustments to supervisory goodwill..........        --           --           59,553
  Provision for loan losses..............................................     4,900       23,300           16,300
  Provision for losses on REO............................................     9,673        9,493            3,823
  Gain on sale of securities.............................................    (7,283)      (5,651)          (4,100)
  Gain on sale of loans..................................................   (13,813)      (1,939)          (1,870)
  (Gain) loss on sale of other assets....................................        44          466             (253)
  Gain on sale of branches...............................................    (9,695)          --               --
  Decrease (increase) in interest and dividends receivable...............      (288)       3,802            2,792
  Loans available-for-sale originated and purchased......................   (70,204)    (244,950)        (148,397)
  Proceeds from sales of loans available-for-sale........................   108,154      231,153          184,325
  Decrease in accrued interest payable on deposits.......................    (1,041)      (1,078)          (3,185)
  Decrease (increase) in prepaid expenses and other assets...............    12,329       (8,099)         (14,347)
  Increase (decrease) in other liabilities...............................   (25,258)      19,125          (10,259)
                                                                          ---------    ---------    -----------------
    Total adjustments....................................................    20,827       32,179           80,923
                                                                          ---------    ---------    -----------------
        Net cash provided by operating activities........................    31,793       18,040           21,689
                                                                          ---------    ---------    -----------------
Cash flows from investing activities:
  Loans originated and purchased.........................................  (155,062)    (513,239)        (461,063)
  Net decrease in loans due to sale of branches..........................     1,805           --               --
  Proceeds from sales of loans...........................................   843,669       48,541            8,116
  Principal collected on loans...........................................   220,143      412,166          398,469
  Net decrease in Rhode Island covered assets............................    23,389       46,203           26,308
  Purchases of mortgage-backed securities................................  (798,212)    (361,464)        (383,401)
  Purchases of mortgage-backed securities available-for-sale.............   (14,131)          --               --
  Proceeds from sales of mortgage-backed securities available-for-sale...        --       39,831           44,727
  Principal collected on mortgage-backed securities......................   386,783      237,339          136,995
  Purchases of investment securities.....................................  (167,611)          --          (64,667)
  Proceeds from sales of investment securities...........................        --       16,347              506
  Proceeds from redemption of FHLB stock.................................      (487)         554            8,283
  Proceeds from maturities of investment securities......................     8,149       12,580           19,404
  Purchases of investment securities available-for-sale..................  (350,636)    (239,426)        (204,458)
  Proceeds from sales of investment securities available-for-sale........   294,819      142,592          158,033
  Proceeds from maturities of investment securities available-for-sale...    71,220      121,347           71,622
  Proceeds from sales of real estate and other assets acquired in settlement of
    loans................................................................    63,044       76,549           23,563
  Net purchases of premises and equipment................................      (829)      (3,294)          (7,086)
                                                                          ---------    ---------    -----------------
        Net cash provided by (used in) investing activities..............   426,053       36,626         (224,649)
                                                                          ---------    ---------    -----------------
Cash flows from financing activities:
  Net decrease in retail deposits........................................   (45,471)    (252,494)        (568,741)
  Acquisition of Rhode Island deposits...................................        --           --          136,319
  Sale of deposits.......................................................  (503,113)          --               --
  Net decrease in brokered deposits......................................   (24,813)          --               --
  Increase (decrease) in advance payments by borrowers for taxes
    and insurance........................................................    (5,751)       6,603            1,461
  Increase in securities sold under agreements to repurchase.............   209,436        3,795          278,267
  Net increase (decrease) in short-term FHLB advances....................   (24,273)      40,000           99,250
  Proceeds from long-term FHLB advances..................................     7,800      228,000               --
  Repayments of long-term FHLB advances..................................  (153,000)     (35,000)          (2,500)
  Proceeds from issuance of uncertificated sinking fund debentures.......        --           --           33,450
  Retirement of convertible subordinated debentures......................        --         (560)              --
  Reduction of ESOP debt guarantee.......................................       394          649            4,147
  Preferred stock conversion costs.......................................        --       (1,402)              --
  Retirement of series A adjustable preferred stock......................        --           --          (33,550)
  Proceeds from issuance of Series B preferred stock.....................        --           --           35,170
  Exercise of warrants...................................................     2,350           --               --
  Issuance of 401K stock shares..........................................       115          223               --
  Proceeds from exercise of stock options................................       135          147               16
                                                                          ---------    ---------    -----------------
        Net cash used in financing activities............................  (536,191)     (10,039)         (16,711)
                                                                          ---------    ---------    -----------------
Net increase (decrease) in cash and cash equivalents.....................   (78,345)      44,627         (219,671)
Cash and cash equivalents at beginning of period.........................   135,215       90,588          310,259
                                                                          ---------    ---------    -----------------
Cash and cash equivalents at end of period............................... $  56,870    $ 135,215        $  90,588
                                                                          =========    =========    ==================

        See accompanying Notes to the Consolidated Financial Statements

                            NORTHEAST FEDERAL CORP.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Northeast Federal Corp. and its wholly-owned subsidiary, Northeast Savings, F.A. (the Association). All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior years' financial statements to conform to the 1994 presentation.

  Cash and Cash Equivalents

     For purposes of the Consolidated Statement of Cash Flows, cash and due from banks, interest-bearing deposits with original maturities of ninety days or less, and federal funds sold are considered as cash and cash equivalents. Federal Reserve Board regulations require the Association to maintain non-interest-bearing reserves against certain of its transaction accounts. For total transaction account deposits of $54.0 million or less, regulations require a reserve of 3%. For total transaction account deposits in excess of $54.0 million, a 10% reserve is required.

  Securities Purchased Under Agreements to Resell

     The Association invests in securities purchased under agreements to resell (repurchase agreements) for short-term cash management. The Association takes physical possession of the collateral for these agreements, which normally consists of U.S. Treasury securities, collateralized mortgage obligations, or mortgage-backed securities guaranteed by agencies of the U.S. government.

  Investment Securities

     Investment securities include U.S. Government, agency, and corporate bonds, collateralized mortgage obligations, and asset-backed securities. Those securities which management has the positive intent and ability to hold until maturity are classified as held-to-maturity and are carried at amortized cost, adjusted for amortization of premiums and accretion of discounts into interest income using the level-yield method. Premiums are amortized to the earlier of the call or maturity date and discounts are accreted to the maturity date. Investment securities which have been identified as assets for which there is not a positive intent to hold to maturity, including all marketable equity securities, are classified as available-for-sale. SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that available-for-sale securities be reported at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. The Company implemented SFAS 115 as of December 31, 1993. SFAS 115 may not be applied retroactively.

     Gains and losses on sales of investment securities are computed on a specific identification cost basis. Investment securities which have experienced an other than temporary decline are written down to fair value as a new cost basis with the amount of the writedown included in earnings as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Factors which management considers in determining whether an impairment in value of an investment is other than temporary include the issuer's financial performance and near term prospects, the financial conditions and prospects of the issuer's geographic region and industry, and recoveries in market value subsequent to the balance sheet date.

  Mortgage-Backed Securities

     Mortgage-backed securities which management has the positive intent and ability to hold until maturity are classified as held-to-maturity, and are carried at amortized cost, adjusted for premiums and discounts which are amortized or accreted into interest income using the level-yield method over the remaining contractual life of the securities, adjusted for actual prepayments. Mortgage-backed securities for which there

                            NORTHEAST FEDERAL CORP.

is not a positive intent to hold to maturity are classified as available-for-sale. As indicated above, SFAS 115, implemented by the Company as of the end of the year ended December 31, 1993, requires that available-for-sale securities be reported at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. Gains and losses on sales of mortgage-backed securities are computed on a specific identification cost basis.

  Loans

     Loans are generally recorded at the contractual amounts owed by borrowers, less unearned discounts, deferred origination fees, the undisbursed portion of any loans in process, and the allowance for loan losses. Interest on loans is credited to income as earned to the extent it is deemed collectible. Discounts on loans purchased are accreted into interest income using the level-yield method over the contractual lives of the loans, adjusted for actual prepayments.

     Single-family residential real estate loans that were originated with the intent to sell in the secondary mortgage market or those loans which have been identified as assets for which there is not a positive intent to hold to maturity are classified as available-for-sale and carried at the lower of cost or fair value. The amount by which the aggregate cost of loans available-for-sale exceeds market value is charged to gain (loss) on sale of loans, net.

     The Company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan," as of January 1, 1993. Loans which are identified for evaluation and which are deemed to be impaired under the guidance of SFAS 114 are measured at the fair value of the collateral. Substantially all of the Association's loans are collateral dependent. If the fair value of the collateral is less than the recorded investment in the loan, the allowance for loan losses is adjusted with a corresponding charge to the provision for loan losses. The fair value of the collateral, based on a current appraisal, often changes from one reporting period to the next. If the fair value of the collateral decreases, such decrease is reported as a charge to the provision for loan losses. If the fair value increases, the provision for loan losses is reduced. Impaired loans are included in nonperforming assets as non-accrual loans or troubled debt restructurings, as appropriate. The Company had previously measured loan impairment pursuant to the methods prescribed in SFAS 114. As a result, no additional reserves were required by early adoption of the pronouncement.

  Loan Fees

     Loan origination fees, commitment fees, and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the loans' yields using the level-yield method. Calculation of the level-yield is based upon weighted average contractual payment terms which are adjusted for actual prepayments. Amortization of deferred fees is discontinued for non-accrual loans.

  Loans Serviced for Others

     Northeast Savings services real estate and consumer loans for others which are not included in the accompanying consolidated financial statements. Fees earned for servicing loans owned by others are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred. Costs associated with acquiring the right to service certain loans are capitalized and amortized in proportion to and deducted from the estimated future net servicing income.

     Prior to 1986, the Association sold certain loans with limited recourse requirements. In addition, in the normal course of business, loans are sold to various agencies which have recourse on standard documentation representations and warranties. Such loans are included in loans serviced for others. Estimated probable loan losses and related costs of collection and repossession are provided for at the time of such sales and are

                            NORTHEAST FEDERAL CORP.

periodically reevaluated. The Company evaluates the credit risk of loans sold with recourse in conjunction with its evaluation of the adequacy of allowance for loan losses.

  Allowance for Loan Losses

     The allowance for loan losses is established and maintained through a periodic review and evaluation of various factors which affect the loans' collectibility and results in provisions for loan losses which are charged to expense. Numerous factors are considered in the evaluation, including a review of certain borrowers' current financial status, credit standing, available collateral, management's judgment regarding economic conditions, the impact of those conditions on property values, historical loan loss experience in relation to outstanding loans, the diversification and size of the loan portfolio, the results of the most recent regulatory examinations available to the Association, the overall loan portfolio quality, and other relevant factors.

  Non-Accrual Loans

     Interest accruals on loans are normally discontinued and previously accrued interest is reversed whenever the payment of interest or principal is more than 90 days past due, or earlier when conditions warrant it. Interest received on non-accrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. A non-accrual loan may be restored to an accrual basis when principal and interest payments are current and full payment of principal and interest is expected.

  Real Estate and Other Assets Acquired in Settlement of Loans

     Real estate and other assets acquired in settlement of loans is recorded at the lower of the recorded investment in the loan or fair value minus estimated costs to sell. The lower of the recorded investment in the loan or fair value less estimated costs to sell becomes the new cost basis for REO. Any excess of the recorded investment over the fair value less estimated costs to sell is charged off. Subsequent valuations of REO are at the lower of the new cost basis or fair value less estimated costs to sell.

  Premises and Equipment

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the estimated useful life, whichever is shorter.

  Interest Rate Swap Agreements

     Northeast Savings is a party to interest rate swap agreements in managing its interest rate exposure. The net amounts received or paid in accordance with the interest rate swap agreements are charged or credited to interest expense on other borrowings. Generally, gains and losses on terminated interest rate swap agreements are amortized over the lesser of the remaining terms of the agreements or the remaining lives of the assets or liabilities hedged.

  Pension Plan

     Pension costs are funded on a current basis in compliance with the requirements of the Employee Retirement Income Security Act and are accounted for in accordance with SFAS No. 87, "Employers' Accounting for Pensions."

                            NORTHEAST FEDERAL CORP.

  Retirement Benefits Other Than Pensions

     SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," focuses principally on postretirement health care benefits and significantly changed the practice of accounting for postretirement benefits on a pay-as-you-go (cash) basis by requiring accrual of the expected cost of providing those benefits to an employee and the employee's beneficiaries and covered dependents during the years that the employee renders the necessary service. SFAS 106 became effective for the Association in 1993. The Company implemented SFAS 106 during the quarter ended March 31, 1993 and is amortizing the estimated $444,000 expense over the twelve year life expectancy of the participants.

  Income Taxes

     Northeast Federal Corp. and subsidiaries file a federal consolidated income tax return. In February 1992, SFAS 109, "Accounting For Income Taxes" was issued, which requires an asset and liability approach for financial accounting and reporting for income taxes. One requirement of SFAS 109 is that the tax benefit related to acquired deductible temporary differences and pre-acquisition net operating loss carryforwards shall first be applied to reduce to zero goodwill related to that acquisition. Accordingly, goodwill has been reduced as a result of the tax benefits related to these items.

     The Company elected to adopt SFAS 109 effective April 1, 1991. The effect of initially applying the new standard was reported as the effect of a change in accounting principle. The cumulative effect of this change is reported separately in the Consolidated Statement of Operations for the year ended March 31, 1992.

  Income (Loss) Per Common Share

     Income (loss) per common share is based on the weighted average number of common shares outstanding and (if dilutive) common stock equivalents (i.e., stock options and warrants) outstanding in each year. Net income (loss) applicable to common stockholders and income (loss) per common share are calculated after deducting preferred stock dividend requirements which include $4,652,000 of accumulated and unpaid preferred dividends for the nine-month period ended December 31, 1992. There were no accumulated and unpaid preferred dividends at December 31, 1994 or December 31, 1993. Accumulated and unpaid dividends totaled $12,802,000 at December 31, 1992. On May 8, 1992, $11.2 million of accumulated and unpaid dividends were eliminated as a result of the Company's repurchase of its adjustable rate preferred stock plus accumulated dividends from the FSLIC Resolution Fund (FRF) administered by the FDIC. On May 14, 1993, $12.2 million of accumulated and unpaid dividends were eliminated as a result of the conversion of 1,610,000 of $2.25 Cumulative Convertible Preferred Stock, Series A into 7,647,500 shares of common stock.

NOTE 2:  CHANGE IN FISCAL YEAR

     In July 1992, the Company changed its reporting period from a fiscal year ended March 31 to a calendar year. Accordingly, results of operations for the transition period ended December 31, 1992 cover a nine-month period. The following statements of operations present financial data for the nine months ended December 31, 1994, 1993 and 1992. These statements are for comparative purposes only.

                            NORTHEAST FEDERAL CORP.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                 NINE MONTHS ENDED DECEMBER 31,
                                                            ----------------------------------------
                                                               1994                           1992
                                                            -----------                     --------
                                                            (UNAUDITED)        1993
                                                                            -----------
                                                                            (UNAUDITED)
Interest income:
  Loans...................................................   $  50,234       $ 106,574      $129,038
  Mortgage-backed securities..............................      73,121          41,357        37,924
  Investment securities...................................      13,960           7,494        15,313
  Rhode Island covered assets.............................       4,870           6,743         9,932
  Other...................................................       1,836             886         4,138
                                                            -----------     -----------     --------
          Total interest income...........................     144,021         163,054       196,345
                                                            -----------     -----------     --------
Interest expense:
  Deposits................................................      75,023          88,812       123,924
  Federal Home Loan Bank advances.........................       7,847          11,127         3,056
  Other borrowings........................................      17,611          10,334         5,930
                                                            -----------     -----------     --------
          Total interest expense..........................     100,481         110,273       132,910
                                                            -----------     -----------     --------
               Net interest income........................      43,540          52,781        63,435
Provision for loan losses.................................       2,700          18,450        16,300
                                                            -----------     -----------     --------
               Net interest income after provision for
                 loan losses..............................      40,840          34,331        47,135
                                                            -----------     -----------     --------
Non-interest income:
  Fees for services.......................................       9,531           7,346         7,112
  Gain on sale of securities, net.........................       2,919           1,764         4,100
  Gain on sale of loans, net..............................         264           1,617         1,870
  Other non-interest income (loss)........................       9,680             (23)          (41)
                                                            -----------     -----------     --------
          Total non-interest income.......................      22,394          10,704        13,041
                                                            -----------     -----------     --------
Non-interest expenses:
  Compensation and benefits...............................      19,776          24,124        23,126
  Occupancy and equipment, net............................       9,990          11,370        11,057
  Other general and administrative........................      12,828          14,519        15,872
  Amortization of supervisory goodwill....................          --              --         2,002
  Supervisory goodwill valuation adjustment...............          --              --        56,568
  SAIF insurance fund and OTS assessments.................       6,403           6,631         6,222
  Real estate and other assets acquired in settlement of
     loans................................................       2,863          14,979         9,652
                                                            -----------     -----------     --------
          Total non-interest expenses.....................      51,860          71,623       124,499
                                                            -----------     -----------     --------
               Income (loss) before income taxes..........      11,374         (26,588)      (64,323)
Income tax expense (benefit)..............................       1,415         (12,308)       (5,089)
                                                            -----------     -----------     --------
               Net income (loss)..........................   $   9,959       $ (14,280)     $(59,234)
                                                             =========       =========      ========
Preferred stock dividend requirements.....................   $   2,677       $   2,848      $  4,652
Net income (loss) applicable to common stockholders.......   $   7,282       $ (17,128)     $(63,886)
Net income (loss) per common share:
  Primary and fully diluted...............................   $    0.51       $   (1.40)     $ (11.16)

                            NORTHEAST FEDERAL CORP.

NOTE 3:  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     For purposes of the Consolidated Statement of Cash Flows, cash and due from banks, interest-bearing deposits with original maturities of ninety days or less, and federal funds sold are considered as cash and cash equivalents.

                                                       FOR THE YEAR ENDED
                                                          DECEMBER 31,          FOR THE NINE MONTHS
                                                      ---------------------            ENDED
                                                        1994         1993        DECEMBER 31, 1992
                                                      --------     --------     -------------------
                                                                     (IN THOUSANDS)
CASH PAID DURING THE PERIODS FOR:
  Interest on retail deposits.......................  $101,746     $119,822          $ 124,720
  Interest on brokered deposits.....................     1,182        2,419              2,389
  Interest on borrowings............................    28,864       23,695              6,704
  Income taxes......................................       551        2,180              1,352
CASH RECEIVED DURING THE PERIODS FOR:
  Interest and dividends............................   192,422      224,178            178,862
NON-CASH ITEMS:
  Loans securitized into mortgage-backed
     securities.....................................    20,402      376,551                 --
  Loans securitized into mortgage-backed securities
     available-for-sale.............................        --           --              2,564
  Transfers of loans to (from) available-for-sale...    (1,839)        (964)             6,106
  Transfers of mortgage-backed securities to
     available-for-sale.............................        --           81             97,697
  Transfers of investment securities to
     available-for-sale.............................       121       40,832            112,045
  Real estate and other assets acquired in
     settlement of loans............................    10,800       62,086             65,245
  Payment in kind on uncertificated debentures......     3,769        3,452              1,540
  Payment in kind on Series B preferred stock.......     3,459        4,250                 --
  Loans and deposits acquired from Rhode Island
     transaction....................................        --           --            178,349
  Conversion of $2.25 cumulative convertible
     preferred stock................................        --       38,339                 --
  Net unrealized gains on debt and equity securities
     available-for-sale.............................   (13,057)      16,312                 --

                            NORTHEAST FEDERAL CORP.

NOTE 4:  SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

     There were no securities purchased under agreements to resell at December 31, 1994. The securities purchased under agreements to resell at December 31, 1993 were collateralized by federal agency mortgage-backed securities. The following table provides additional information on the agreements.

                                                                                       DECEMBER
                                                                     DECEMBER 31,         31,
                                                                         1994            1993
                                                                     ------------     -----------
                                                                        (DOLLARS IN THOUSANDS)
Carrying value of agreements to resell.............................     $   --          $60,000
Par value of collateral............................................         --           61,023
Market value of collateral.........................................         --           66,539
Maximum amounts of outstanding agreements at any month-end.........         --           60,000
Average amounts of outstanding agreements..........................      1,411              644
Weighted average interest rate for the year........................       3.26%            3.22%
Weighted average interest on year-end balances.....................         --%            3.39%
Weighted average maturity of outstanding agreements (days).........         --                6

     At December 31, 1993, the Association held only securities purchased under agreements to resell identical securities. The securities underlying the agreements were physically held by the Association until the maturity of the agreements.

NOTE 5:  INVESTMENT SECURITIES

     Investment securities consisted of the following:

                                                     AT DECEMBER 31, 1994                      AT DECEMBER 31, 1993
                                            ---------------------------------------   ---------------------------------------
                                                        GROSS UNREALIZED                          GROSS UNREALIZED
                                            AMORTIZED   ----------------     FAIR     AMORTIZED   ----------------     FAIR
                                              COST      GAINS    LOSSES     VALUE       COST       GAINS    LOSSES    VALUE
                                            ---------   ------   -------   --------   ---------   -------   ------   --------
                                                                             (IN THOUSANDS)
Obligations of states and political
  subdivisions............................  $    398    $   --   $    15   $    383   $    432    $    --    $  4    $    428
Corporate securities:
  Fixed...................................     3,703        --       279      3,424      4,254         56      --       4,310
  Available-for-sale......................        --        --        --         --         60          2      --          62
Asset-backed securities:
  Available-for-sale......................    15,443        --        50     15,393     38,299         --     100      38,199
Collateralized mortgage obligations:
  Fixed...................................   165,167        --    11,777    153,390      4,784         --     155       4,629
  Variable................................       821        --        36        785      1,319         16      --       1,335
  Available-for-sale......................    73,640        --     2,881     70,759     66,915        217     249      66,883
Federal Home Loan Bank stock..............    32,287        --        --     32,287     31,800         --      --      31,800
Marketable equity securities:
  Available-for-sale......................    49,717     6,866        --     56,583     42,125     15,608      --      57,733
                                            ---------   ------   -------   --------   ---------   -------   ------   --------
Total investment securities...............  $341,176    $6,866   $15,038   $333,004   $189,988    $15,899    $508    $205,379
                                            =========   ======   =======   ========   =========   =======   ======   ========

                            NORTHEAST FEDERAL CORP.

     At December 31, 1994 and 1993, the net unrealized holding gain, net of tax effect, on available-for-sale securities that was included in the separate component of stockholders' equity was $2,282,000 and $8,978,000, respectively, exclusive of mortgage-backed securities available-for-sale. Proceeds, gains, and losses from sales of investment securities were as follows:

                                                       FOR THE YEAR ENDED
                                                          DECEMBER 31,
                                  ------------------------------------------------------------
                                                                                                      FOR THE NINE MONTHS
                                              1994                            1993                    ENDED MARCH 31, 1992
                                  ----------------------------    ----------------------------    ----------------------------
                                               GROSS REALIZED                  GROSS REALIZED                  GROSS REALIZED
                                              ----------------                ----------------                ----------------
                                  PROCEEDS    GAINS     LOSSES    PROCEEDS    GAINS     LOSSES    PROCEEDS    GAINS     LOSSES
                                  --------    ------    ------    --------    ------    ------    --------    ------    ------
                                                                         (IN THOUSANDS)
Investment securities...........  $    --     $   --     $ --     $16,347 *   $1,629     $146     $   506 *   $1,517     $633
Investment securities
  available-for-sale............  294,819      7,360       77     142,592      2,138       42     158,033      1,395      337
                                  --------    ------    ------    --------    ------    ------    --------    ------    ------
Total...........................  $294,819    $7,360     $ 77     $158,939    $3,767     $188     $158,539    $2,912     $970
                                  ========    ======    ======    ========    ======    ======    ========    ======    ======

- ---------------
* Sales were due to credit concerns.

     For the periods ended December 31, 1994, 1993, and 1992, gains and losses on investment securities resulted primarily from the recognition of realized capital gains and losses allocated to the Association by two limited partnerships in which the Association has invested.

     The weighted average interest yields on investment securities were 5.84% and 5.13% at December 31, 1994 and 1993, respectively. Accrued interest and dividends receivable related to investment securities outstanding at December 31, 1994 and 1993 were $1,660,000 and $1,680,000, respectively.

     The contractual maturities of Northeast Savings' held-to-maturity investment securities are summarized in the following table. Actual maturities may differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without call premiums.

                                                DECEMBER 31, 1994                        DECEMBER 31, 1993
                                       ------------------------------------     ------------------------------------
                                                    PERCENT OF                               PERCENT OF
                                                      TOTAL       ESTIMATED                    TOTAL       ESTIMATED
                                       AMORTIZED    AMORTIZED      MARKET       AMORTIZED    AMORTIZED      MARKET
                                         COST          COST         VALUE         COST          COST         VALUE
                                       ---------   ------------   ---------     ---------   ------------   ---------
                                                                  (DOLLARS IN THOUSANDS)
Bonds and collateralized mortgage
  obligations:
  1-5 years..........................  $  2,205         1.09%     $  2,122       $ 2,506          5.88%     $ 2,530
  5-10 years.........................        18          .01            18           271           .64          274
  10-20 years........................    36,267        17.92        33,812         1,909          4.48        1,934
  Over 20 years......................   131,599        65.03       122,030         6,103         14.33        5,964
Federal Home Loan Bank stock.........    32,287        15.95        32,287        31,800         74.67       31,800
                                       ---------   ------------   ---------     ---------   ------------   ---------
Total held-to-maturity investment
  securities.........................  $202,376       100.00%     $190,269       $42,589        100.00%     $42,502
                                       =========   ===========    =========     =========   ===========    =========

                            NORTHEAST FEDERAL CORP.

     The contractual maturities of the Association's available-for-sale investment securities are summarized below. Actual maturities may differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without call premiums.

                                                DECEMBER 31, 1994                        DECEMBER 31, 1993
                                       ------------------------------------     ------------------------------------
                                                    PERCENT OF                               PERCENT OF
                                                      TOTAL       ESTIMATED                    TOTAL       ESTIMATED
                                       AMORTIZED    AMORTIZED      MARKET       AMORTIZED    AMORTIZED      MARKET
                                         COST          COST         VALUE         COST          COST         VALUE
                                       ---------   ------------   ---------     ---------   ------------   ---------
                                                                  (DOLLARS IN THOUSANDS)
Bonds and collateralized mortgage
  obligations:
  0-1 year...........................  $    753          .54%     $    753      $ 18,038        12.24%     $ 18,035
  1-5 years..........................    88,330        63.64        85,399        87,236        59.18        87,109
  5-10 years.........................        --           --            --            --           --            --
  10-20 years........................        --           --            --            --           --            --
  Over 20 years......................        --           --            --            --           --            --
Marketable equity securities.........    49,717        35.82%       56,583        42,125        28.58        57,733
                                       ---------   ------------   ---------     ---------   ------------   ---------
Total available-for-sale investment
  securities.........................  $138,800       100.00%     $142,735      $147,399       100.00%     $162,877
                                       =========   ===========    =========     =========   ===========    =========

NOTE 6:  MORTGAGE-BACKED SECURITIES

     Mortgage-backed securities consisted of the following:

                                                                          DECEMBER 31,
                                  ---------------------------------------------------------------------------------------------
                                                      1994                                            1993
                                  --------------------------------------------    ---------------------------------------------
                                                GROSS UNREALIZED                                GROSS UNREALIZED
                                  AMORTIZED     ----------------       FAIR       AMORTIZED     -----------------       FAIR
                                     COST       GAINS    LOSSES       VALUE          COST        GAINS     LOSSES      VALUE
                                  ----------    -----    -------    ----------    ----------    -------    ------    ----------
Government National Mortgage
  Association (GNMA):
  Adjustable....................  $   29,880    $ --     $ 1,778    $   28,102    $   33,583    $    46    $ 188     $   33,441
  Available-for-sale............       7,317     270         468         7,119         9,855        744       34         10,565
Federal Home Loan Mortgage
  Corporation (FHLMC):
  Fixed.........................     253,293      17      21,181       232,129         3,184        154       --          3,338
  Adjustable....................     241,109       2       5,438       235,673       171,675      2,142      602        173,215
  Available-for-sale............       1,320      53          44         1,329         2,197        129        5          2,321
Federal National Mortgage
  Association (FNMA):
  Fixed.........................     174,941      87      12,609       162,419        29,650        546       --         30,196
  Adjustable....................     210,439     247       6,046       204,640       142,904      2,542    1,529        143,917
  Available-for-sale............      13,400      --         490        12,910            --         --       --             --
Private Issuers:
  Fixed.........................       4,957      10           8         4,959         8,323        191       --          8,514
  Adjustable....................     843,560      28      25,093       818,495       941,567      5,547    2,765        944,349
                                  ----------    -----    -------    ----------    ----------    -------    ------    ----------
Total mortgage-backed
  securities....................  $1,780,216    $714     $73,155    $1,707,775    $1,342,938    $12,041    $5,123    $1,349,856
                                   =========    =====    =======     =========     =========    =======    ======     =========

                            NORTHEAST FEDERAL CORP.

     At December 31, 1994, the net unrealized holding loss on available-for-sale mortgage-backed securities that was included in the separate section of stockholders' equity was $394,000, net of tax effect, exclusive of investment securities available-for-sale compared to a net unrealized holding gain of $484,000 at December 31, 1993. Proceeds, gains, and losses from sales of mortgage-backed securities were as follows:

                                   FOR THE YEAR ENDED DECEMBER     FOR THE YEAR ENDED DECEMBER      FOR THE NINE MONTHS ENDED
                                             31, 1994                        31, 1993                   DECEMBER 31, 1992
                                   ----------------------------    ----------------------------    ----------------------------
                                                GROSS REALIZED                  GROSS REALIZED                  GROSS REALIZED
                                               ----------------                ----------------                ----------------
                                   PROCEEDS    GAINS     LOSSES    PROCEEDS    GAINS     LOSSES    PROCEEDS    GAINS     LOSSES
                                   --------    ------    ------    --------    ------    ------    --------    ------    ------
Mortgage-backed securities
  available-for-sale.............   $   --     $   --    $  --     $39,831     $2,046    $  --     $44,727     $2,158    $  --
                                   --------    ------    ------    --------    ------    ------    --------    ------    ------
Total proceeds...................   $   --     $   --    $  --     $39,831     $2,046    $  --     $44,727     $2,158    $  --
                                   ========    ======    ======    ========    ======    ======    ========    ======    ======

     The weighted average yields on mortgage-backed securities were 6.27% and 5.30% at December 31, 1994 and 1993, respectively. Accrued interest receivable related to mortgage-backed securities outstanding at December 31, 1994 and 1993 was $10,541,000, and $6,783,000, respectively.

     At December 31, 1994, mortgage-backed securities having a carrying value of $799,109,000 and a market value of $759,115,000 were pledged to collateralize securities sold under agreements to repurchase and other items.

NOTE 7:  LOANS

     The Association's primary lending business is the origination of single-family residential mortgage loans in the northeastern United States. These loans are collateralized by residential properties and are made with strict adherence to Association policy which limits the loan-to-value ratio on residential mortgage loans to 80%, or 95% (97% on certain community lending products) with private mortgage insurance. In certain geographic areas of the country, the Association has limited the loan-to-value ratio to even less than 80%.

                            NORTHEAST FEDERAL CORP.

     Loans consisted of the following:

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1994          1993
                                                                       --------     ----------
                                                                       (IN THOUSANDS)
Single-family residential real estate loans:
  Adjustable rate....................................................  $736,603     $1,695,527
  Fixed rate.........................................................   102,062        104,187
  Available-for-sale.................................................     4,812         46,076
                                                                       --------     ----------
          Total single-family residential real estate loans..........   843,477      1,845,790
                                                                       --------     ----------
Consumer loans:
  Equity loans.......................................................    14,122         15,507
  Collateralized by deposits.........................................     5,553          8,709
  Equity lines of credit.............................................    15,753          5,886
  Overdraft protection...............................................     1,786          2,110
  Education..........................................................        34             43
  Other personal.....................................................     1,254          2,424
                                                                       --------     ----------
          Total consumer loans.......................................    38,502         34,679
                                                                       --------     ----------
Residential construction loans.......................................    20,805         10,138
                                                                       --------     ----------
Income property loans................................................    75,835         69,146
                                                                       --------     ----------
          Total loans, gross.........................................   978,619      1,959,830
                                                                       --------     ----------
Less:
  Allowance for loan losses..........................................    11,746         28,271
  Undisbursed portion of loans in process............................    11,990          6,097
  Unearned discounts.................................................     2,191          2,822
  Deferred origination (costs), fees net.............................       (22)           383
                                                                       --------     ----------
                                                                         25,905         37,573
                                                                       --------     ----------
     Total loans, net................................................  $952,714     $1,922,257
                                                                       ========      =========

     Accrued interest receivable related to loans outstanding at December 31, 1994 and 1993 was $5,627,000 and $9,076,000, respectively. For the years ended December 31, 1994, and 1993 and the nine months ended December 31, 1992, the Association recognized net gains on sales of loans of $13,813,000, $1,939,000 and $1,870,000, respectively.

     At December 31, 1994, there was no recorded investment in loans for which impairment has been recognized under the guidance of SFAS 114 compared to $1.6 million at December 31, 1993. There was no specific reserve on these loans at December 31, 1993. However, their impairment was considered in the allowance for loan losses at December 31, 1993. Such loans are included in non-accrual loans (see below) or troubled debt restructurings, as appropriate. The average recorded investment in impaired loans during the year ended December 31, 1993 was approximately $1.6 million. For the year ended December 31, 1993, the Association recognized interest income on those impaired loans of $41,000 (there was no interest income recognized using the cash basis method of income recognition). At December 31, 1994 and 1993, loans totaling $29,331,000 and $67,462,000, respectively, were contractually delinquent ninety days or more. Interest accruals on loans are discontinued whenever the payment of interest or principal is more than 90 days past due or earlier when conditions warrant it and any previously accrued interest is reversed. The total interest income that would have been recorded, had these loans been current in accordance with their original terms, or since

                            NORTHEAST FEDERAL CORP.

the date of origination if outstanding for only part of the year, and the amount of interest income which was included in interest income on those loans for the indicated periods are summarized below:

                                                                                    FOR THE
                                                            FOR THE YEARS         NINE MONTHS
                                                                ENDED                ENDED
                                                            DECEMBER 31,           DECEMBER
                                                          -----------------           31,
                                                           1994       1993           1992
                                                          ------     ------       -----------
                                                                    (IN THOUSANDS)
    Gross amount of interest that would have been
      recorded during the period at the original rate...  $2,296     $4,869         $ 5,752
    Interest recorded in income.........................     379      1,382           1,365
                                                          ------     ------       -----------
    Interest income not recognized......................  $1,917     $3,487         $ 4,387
                                                          ======     ======       =========

     The following table summarizes the Association's gross loan portfolio and non-accrual loans as a percentage of gross loans by state and property type at December 31, 1994:

                        SINGLE-FAMILY
                         RESIDENTIAL                                 RESIDENTIAL
                         REAL ESTATE             CONSUMER            CONSTRUCTION        INCOME PROPERTY             TOTAL
                     -------------------    ------------------    ------------------    ------------------    -------------------
                                  NON-                  NON-                  NON-                  NON-                   NON-
                                 ACCRUAL               ACCRUAL               ACCRUAL               ACCRUAL                ACCRUAL
                       GROSS      LOAN       GROSS      LOAN       GROSS      LOAN       GROSS      LOAN        GROSS      LOAN
                       LOANS      RATIO      LOANS      RATIO      LOANS      RATIO      LOANS      RATIO       LOANS      RATIO
                     ---------   -------    --------   -------    --------   -------    --------   -------    ---------   -------
                     (DOLLARS IN THOUSANDS)
Connecticut........  $ 239,379     2.46%    $  6,522     1.48%    $ 13,661       --%    $ 19,723     1.35%    $ 279,286     2.24%
New York...........    203,283     5.34       22,310     2.62        6,096       --       18,309       --       249,998     4.58
Massachusetts......    149,862     2.36        6,731     2.33          105       --       12,558     7.19       169,256     2.72
California.........     40,854     6.47          726       --           --       --       15,792       --        57,371     4.61
Florida............     36,613     1.18          244      .97           --       --           --       --        36,857     1.18
New Jersey.........     16,338    14.41          169       --           --       --           --       --        16,507     4.26
New Hampshire......      3,315       --          253       --           --       --        3,033       --         6,601       --
Other..............    153,833      .99        1,547     4.08          943       --        6,420       --       162,743      .98
                     ---------              --------              --------              --------              ---------
        Total......  $ 843,477     3.23%    $ 38,502     2.34%    $ 20,805       --%    $ 75,835     1.54%    $ 978,619     3.00%
                      ========               =======               =======               =======               ========

     Loans serviced for others by Northeast Savings totaled approximately $1,489,037,000 and $1,888,863,000 at December 31, 1994 and 1993, respectively, which includes loans serviced with recourse to Northeast Savings of $51,399,000 and $69,124,000 at the same respective dates. In connection with loans serviced for others, at December 31, 1994 and 1993, respectively, Northeast Savings had $3,028,000 and $3,623,000 in excess servicing assets and $1,686,000 and $5,794,000 in capitalized purchased mortgage servicing. Loan servicing fees totaled $2,972,000, $2,627,000, and $793,000 for the years ended December 31, 1994, 1993, and the nine months ended December 31, 1992, respectively.

                            NORTHEAST FEDERAL CORP.

     The following summarizes activity in the allowance for loan losses.

                                                                                         NINE
                                                                                        MONTHS
                                                                                         ENDED
                                                                  YEAR ENDED            DECEMBER
                                                                 DECEMBER 31,             31,
                                                              -------------------       -------
                                                               1994        1993          1992
                                                              -------     -------       -------
                                                              (IN THOUSANDS)
Balance, beginning of period................................  $28,271     $21,020       $17,084
Provision for loan losses...................................    4,900      23,300        16,300
Charge-offs:
  Single-family residential real estate loans...............   (5,514)    (14,835)      (12,305)
  Consumer loans............................................     (328)       (393)         (373)
  Income property loans.....................................     (105)     (1,395)           --
                                                              -------     -------       -------
          Total charge-offs.................................   (5,947)    (16,623)      (12,678)
                                                              -------     -------       -------
Recoveries:
  Single-family residential real estate loans...............      210         176             8
  Consumer loans............................................      309         398           306
  Income property loans.....................................        3          --            --
                                                              -------     -------       -------
          Total recoveries..................................      522         574           314
                                                              -------     -------       -------
Net charge-offs.............................................   (5,425)    (16,049)      (12,364)
                                                              -------     -------       -------
Other*......................................................  (16,000)         --            --
                                                              -------     -------       -------
Balance, end of period......................................  $11,746     $28,271       $21,020
                                                              =======     =======       =======

- ---------------
* Represents reduction of allowance allocated to loans sold in March 1994.

                            NORTHEAST FEDERAL CORP.

NOTE 8:  RHODE ISLAND COVERED ASSETS

     As discussed in Note 23: Acquisitions, on May 8, 1992, the Association acquired certain assets of four Rhode Island financial institutions which were in receivership proceedings. The Association is protected against losses relative to all loans acquired from the institutions, including loans foreclosed upon by the Association subsequent to acquisition. Accordingly, as discussed below, these covered assets have been segregated from the Association's remaining portfolios of loans and REO. At December 31, 1994 and 1993, total Rhode Island covered assets and non-accrual Rhode Island covered assets as a percentage of gross covered assets were as follows:

                                                                     DECEMBER 31,
                                                 ----------------------------------------------------
                                                          1994                         1993
                                                 -----------------------     ------------------------
                                                             NON-ACCRUAL                  NON-ACCRUAL
                                                 ASSETS      ASSET RATIO      ASSETS      ASSET RATIO
                                                 -------     -----------     --------     -----------
                                                                (DOLLARS IN THOUSANDS)
Single-family residential real estate loans:
  Adjustable rate..............................  $10,515           5.21%     $ 12,607         8.00%
  Fixed rate...................................   15,878           8.26        22,112         7.73
                                                 -------                     --------
          Total single-family residential real
            estate loans.......................   26,393           7.04        34,719         7.83
                                                 -------                     --------
Consumer loans:
  Equity lines of credit.......................   10,474           2.18        12,805         4.36
  Equity loans.................................    4,782           9.45         7,025         6.23
  Collateralized by deposits...................       22             --            36           --
  Overdraft protection.........................      134             --           168           --
  Education....................................        7             --             8           --
  Other personal...............................      697            .29         1,534         3.19
                                                 -------                     --------
          Total consumer loans.................   16,116           4.23        21,576         4.84
                                                 -------                     --------
Income property loans..........................   29,141           9.86        39,135        10.59
                                                 -------                     --------
Commercial.....................................      577            .17           893         3.25
                                                 -------                     --------
          Total loans, gross...................   72,227           7.50%       96,323         8.24%
                                                 -------                     --------
Adjustments:
  Contra accounts..............................      590                          340
  Interest rate adjustment.....................      833                        1,060
  Credit adjustment............................    5,772                        1,082
                                                 -------                     --------
          Total loans, net.....................   79,422                       98,805
                                                 -------                     --------
Real estate owned..............................    2,814                        6,820
                                                 -------                     --------
          Total Rhode Island covered assets....  $82,236                     $105,625
                                                 =======                     ========

     In the above table, the principal balance of individual loans for which a specific credit adjustment has been determined by independent valuators has been reduced by the amount of that credit adjustment. The unallocated credit adjustment represents amounts applied to pools of loans.

     In connection with the acquisition of the Rhode Island assets, the Association entered into an Acquisition Agreement with the receivers of the Rhode Island financial institutions. Pursuant to this agreement, the Rhode Island Depositors Economic Protection Corporation (DEPCO) was required to pay a balancing

                            NORTHEAST FEDERAL CORP.

consideration to the Association. The balancing consideration was the amount by which the deposits issued by the Association plus other assumed liabilities exceeded the fair value of the acquired assets.

     The estimate of the fair value of the acquired assets (the valuation) was determined by independent valuators in accordance with a detailed methodology outlined in the Acquisition Agreement. The balancing consideration of $59.0 million was paid to the Association in the quarter ended December 31, 1992.

     As part of the valuation process in determining the balancing consideration, a credit adjustment was made which was specifically related to the Rhode Island covered assets and which was intended to establish the amount by which the value of the loans must be adjusted in determining their fair value for reasons of collectibility. This initial credit adjustment was determined by the valuators pursuant to the methodology for credit adjustments set forth in the Acquisition Agreement. The methodology required the reappraisal of underlying collateral and/or an individual evaluation of loans meeting specific delinquency and/or size criteria as well as the application of credit adjustment percentages to loans which were not individually reviewed. In general, for purposes of loan valuation, residential and consumer loans were valued in pools and commercial loans were valued individually. With the exception of certain adjustable rate consumer, commercial, and delinquent loans, all acquired loans were also subject to an interest rate adjustment in order to adjust the yield on those loans to a market rate of interest as of the closing date.

     Subsequent to the initial valuation and payment of the balancing consideration, the credit adjustment account will be adjusted for all charge-offs and recoveries on acquired loans and gains and losses from the disposition of assets received in lieu of repayment which occur prior to the seventh anniversary of the closing date, at which time the remaining balance in the credit adjustment account will be reevaluated for adequacy and adjusted accordingly, utilizing the same criteria as the initial valuation methodology. On the seventh anniversary, if there is a negative balance in the credit adjustment account, the Association can claim the amount of such balance from an escrow established by DEPCO. To the extent escrow funds are not available, DEPCO is required to pay the amount of any negative remaining balance to the Company. Conversely, if there is a positive balance in the credit adjustment account, Northeast Savings will be required to pay that balance to DEPCO.

     The terms of the Acquisition Agreement also provide the Association with the right to put back loans to DEPCO for a period of one year from the date of acquisition if the Association determines that the property securing any loan has an environmentally hazardous condition. In addition, for a period of seven years, Northeast Savings is indemnified against losses resulting from environmentally hazardous materials deposited on the security property prior to the closing date, as well as against losses suffered on account of breaches in the representations and warranties provided by the receivers and DEPCO with regard to the acquired assets. Northeast Savings is also indemnified against claims, damages, losses, costs, and expenses that may arise from a variety of conditions related to the acquisition including claims against the former institutions, their officers, agents, or employees. As security for the obligations of DEPCO to pay the balancing consideration, to repurchase certain loans, and to indemnify the Association for certain matters, DEPCO placed $59 million in treasury securities in escrow and granted to the Association a first priority security interest in such funds. Of such $59 million, $49 million was essentially placed in escrow for a one-year period to cover the balancing consideration and the repurchase of loans based on environmentally hazardous conditions. The remaining $10 million is in a seven-year escrow to cover the general indemnification obligations and the credit adjustment obligation. As of December 31, 1992, the $49 million in the one-year escrow account had been used totally in connection with payment of the $59 million balancing consideration. The seven-year escrow retains its $10 million.

                            NORTHEAST FEDERAL CORP.

NOTE 9:  REAL ESTATE AND OTHER ASSETS ACQUIRED IN SETTLEMENT OF LOANS

     The following table presents Northeast Savings' REO by property type at the dates indicated.

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1994        1993
                                                                   -------     -------
                                                                       (DOLLARS IN
                                                                       THOUSANDS)
        Single-family residential................................  $11,196     $57,165
        Hotels...................................................       --       6,453
        Apartment buildings......................................       --       5,270
        Office, retail, industrial complexes, land...............    1,376       3,357
        Real estate brokerage operations.........................       --       1,744
        Residential subdivisions.................................      620         973
                                                                   -------     -------
          REO, net...............................................  $13,192     $74,962
                                                                   -------     -------
        Percent of total assets..................................      .39%       1.91%
                                                                   =======     =======

     The activity in the Association's REO is presented in the following table:

                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        Beginning balance......................................  $ 74,962     $ 99,376
        Foreclosures, net......................................    12,075       61,228
        Capitalized expenses...................................     1,389        2,226
        Less:
          Sales................................................   (63,896)*    (77,120)**
          Valuation adjustments................................    (9,581)     (10,082)
          Mortgage insurance receipts..........................      (303)        (558)
          Other................................................    (1,454)        (108)
                                                                 --------     --------
        Ending balance.........................................  $ 13,192     $ 74,962
                                                                 ========     ========

- ---------------
 * During the quarter ended June 30, 1994, $27.2 million of REO was sold in a series of three transactions. The total loss on the sale was $6.5 million. Excluding this sale, sales of REO in the normal course of business for the year ended December 31, 1994 totaled $43.2 million.

** During the quarter ended September 30, 1993, $30.3 million of REO was sold in a single transaction. The total loss on the sale was $6.8 million. Excluding this sale, sales of REO in the normal course of business for the year ended December 31, 1993 totaled $52.8 million.

                            NORTHEAST FEDERAL CORP.

NOTE 10:  PREMISES AND EQUIPMENT

     Premises and equipment consisted of the following:

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1994        1993
                                                                   -------     -------
                                                                     (IN THOUSANDS)
        Land.....................................................  $ 2,882     $ 3,371
        Office building and leasehold improvements...............   34,759      37,522
        Furniture, fixtures, and equipment.......................   19,272      22,728
                                                                   -------     -------
                                                                    56,913      63,621
        Less accumulated depreciation and amortization...........   29,512      31,253
                                                                   -------     -------
                                                                   $27,401     $32,368
                                                                   =======     =======

     At December 31, 1994, Northeast Savings was obligated under various non-cancelable leases for premises and equipment. The leases generally contain renewal options and escalation clauses providing for increased rent expense in future periods. Rent expense for the years ended December 31, 1994 and 1993, and the nine months ended December 31, 1992 was $7,498,000, $7,717,000 and $5,440,000, respectively.

     Northeast Savings leases certain office space for its headquarters and three of its branch banking offices from corporations or partnerships in which Directors of the Company or their immediate families are the principal beneficial owners. The leases were entered into either prior to the nomination and election to the position of director or with the written approval of the Association's OTS District Director. Virtually all lease terms end by 1996 and rents paid for such leases were $3,199,000 and $3,319,000 for the years ended December 31, 1994 and 1993, respectively, and $2,555,000 for the nine months ended December 31, 1992. All future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 1994 are as follows:

                                                                     AMOUNT
                           YEARS ENDING DECEMBER 31:             --------------
                -----------------------------------------------  (IN THOUSANDS)
                1995...........................................        3,814
                1996...........................................        2,620
                1997...........................................        1,841
                1998...........................................        1,662
                1999...........................................        1,250
                Thereafter.....................................        1,028
                                                                 --------------
                          Total................................     $ 12,215
                                                                 ===========

     In February 1992, the Association purchased an office building in Farmington, Connecticut for $9.6 million and leased it back to the previous owners until 1994. Management anticipates moving a significant portion of the Association's operations to that facility in 1995.

                            NORTHEAST FEDERAL CORP.

NOTE 11:  DEPOSITS

     Deposits consisted of the following:

                                                                    DECEMBER 31,
                                            -------------------------------------------------------------
                                                        1994                             1993
                                            ----------------------------     ----------------------------
                                                             WEIGHTED                         WEIGHTED
                                                              AVERAGE                          AVERAGE
                                              AMOUNT       INTEREST RATE       AMOUNT       INTEREST RATE
                                            ----------     -------------     ----------     -------------
                                                               (DOLLARS IN THOUSANDS)
Demand deposits...........................  $   28,407            --%        $   35,865            --%
NOW accounts..............................     115,930          1.25            145,655          1.22
Super NOWs................................      40,074          1.49             51,040          1.47
Regular savings...........................     353,012          2.33            583,209          2.20
Money market savings......................     275,489          3.02            401,135          2.67
                                            ----------                       ----------
          Total non-certificate
            accounts......................     812,912          2.29          1,216,904          2.14
                                            ----------                       ----------
Certificates maturing in the year ending:
  1994....................................          --            --          1,218,031          4.37
  1995....................................   1,012,378          5.11            193,092          5.00
  1996....................................     265,987          5.76             46,249          5.85
  1997....................................      67,300          5.57             56,834          5.80
  1998....................................      42,496          6.10             51,438          6.10
  Thereafter..............................     192,011          6.61            194,669          6.85
                                            ----------                       ----------
          Total certificates..............   1,580,172          5.45          1,760,313          4.85
                                            ----------                       ----------
          Total deposits..................  $2,393,084          4.37%        $2,977,217          3.74%
                                             =========                        =========

     There were no brokered deposits at December 31, 1994. At December 31, 1993, certificates include brokered deposits of approximately $25,135,000. Included in deposits is accrued interest payable of $923,000 and $1,965,000 at December 31, 1994 and 1993, respectively. Interest expense on deposits consisted of the following:

                                                YEAR ENDED       YEAR ENDED      NINE MONTHS ENDED
                                               DECEMBER 31,     DECEMBER 31,       DECEMBER 31,
                                                   1994             1993               1992
                                               ------------     ------------     -----------------
                                                                 (IN THOUSANDS)
    Brokered deposits........................    $    860         $  2,419           $   1,816
    Retail deposits:
      Regular savings........................      10,030           15,146              18,694
      NOWs, Super NOWs and money market
         savings.............................      11,539           15,399              15,356
      Certificates...........................      79,457           88,199              88,058
                                               ------------     ------------     -----------------
              Total interest expense on
                deposits.....................    $101,886         $121,163           $ 123,924
                                               ==========       ==========       ==============

                            NORTHEAST FEDERAL CORP.

NOTE 12:  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

     FHLB advances and other borrowings are summarized as follows:

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        FHLB advances..........................................  $203,527     $373,000
        Securities sold under agreements to repurchase.........   504,245      294,809
        Uncertificated debentures..............................    42,243       38,442
                                                                 --------     --------
                  Total FHLB advances and other borrowings.....  $750,015     $706,251
                                                                 ========     ========

  Federal Home Loan Bank Advances

     FHLB advances consisted of the following:

                                                                 DECEMBER 31,
                                           ---------------------------------------------------------
                                                      1994                           1993
                                           --------------------------     --------------------------
                                                          WEIGHTED                       WEIGHTED
             DUE IN YEARS ENDING                           AVERAGE                        AVERAGE
                DECEMBER 31:                AMOUNT      INTEREST RATE      AMOUNT      INTEREST RATE
    -------------------------------------  --------     -------------     --------     -------------
                                                            (DOLLARS IN THOUSANDS)
    1994.................................  $     --            --%        $165,000          3.43%
    1995.................................   140,727          6.05           55,000          3.63
    1996.................................     6,400          6.38           98,000          3.53
    1997.................................    15,000          5.73           15,000          3.38
    1998.................................    40,000          6.05           40,000          6.05
    Thereafter...........................     1,400          8.55               --            --
                                           --------                       --------
                                           $203,527          6.05%        $373,000          3.76%
                                           ========                       ========

     At December 31, 1994, $36,400,000 of the outstanding advances were variable rate advances. Accrued interest payable on advances outstanding at December 31, 1994 and 1993 was $944,000 and $1,135,000, respectively. At December 31, 1994,
Northeast Savings' ability to borrow from the Federal Home Loan Bank of Boston under its Advances Program was limited to the value of qualified collateral that had not been pledged to outside sources. At December 31, 1994, mortgage-backed securities having a carrying value of $209,881,000 and a market value of $203,736,000 and mortgage loans having a carrying value of $212,524,000 and a collateral value of $159,393,000 were pledged to collateralize the above advances. Based on the Federal Home Loan Bank of Boston's Credit Policy, mortgage loans are assigned a collateral value equal to 75% of the current unpaid principal balance. At December 31, 1994, the Association's remaining borrowing capacity from the FHLB totaled $1.8 billion.

                            NORTHEAST FEDERAL CORP.

  Securities Sold Under Agreements to Repurchase

     Securities sold under agreements to repurchase were wholesale repurchase agreements and consisted of the following:

                                                         DECEMBER 31,
                  -------------------------------------------------------------------------------------------
                                      1994                                           1993
                  --------------------------------------------   --------------------------------------------
                               WEIGHTED        COLLATERAL                     WEIGHTED        COLLATERAL
                                AVERAGE    -------------------                 AVERAGE    -------------------
                  REPURCHASE   BORROWING     BOOK      MARKET    REPURCHASE   BORROWING     BOOK      MARKET
                  LIABILITY      RATE       VALUE*     VALUE     LIABILITY      RATE       VALUE*     VALUE
                  ----------   ---------   --------   --------   ----------   ---------   --------   --------
                  (DOLLARS IN THOUSANDS)
Wholesale.......   $489,541       5.56%    $545,975   $509,985    $294,809       3.43%    $308,471   $308,839
Dollar..........     14,704       3.41       15,384     14,695          --         --           --         --
                  ----------   ---------   --------   --------   ----------   ---------   --------   --------
                   $504,245       5.50%    $561,359   $524,680    $294,809       3.43%    $308,471   $308,839
                   ========    =======     ========   ========    ========    =======     ========   ========

- ---------------
* Book value includes accrued interest of $3,650,000 and $2,126,000 at December 31, 1994 and 1993, respectively.

     Wholesale repurchase agreements mature or reprice on average every 44 days and were collateralized at December 31, 1994 and 1993 by mortgage-backed securities. Dollar repurchase agreements mature in 18 days and were secured by mortgage-backed securities at December 31, 1994. All wholesale repurchase agreements were to repurchase the same securities and all dollar repurchase agreements were to repurchase substantially the same securities. The maturities of securities sold under agreements to repurchase are summarized in the following table.

                                                         DECEMBER 31,
                           ------------------------------------------------------------------------
                                          1994                                  1993
                           ----------------------------------     ---------------------------------
                           WHOLESALE     DOLLAR       TOTAL       WHOLESALE     DOLLAR      TOTAL
                           ---------     -------     --------     ---------     ------     --------
                                                        (IN THOUSANDS)
    Within 30 days.......  $ 129,708     $14,704     $144,412     $ 197,541      $ --      $197,541
    31-90 days...........    338,400          --      338,400        97,268        --        97,268
    91-182 days..........     21,433          --       21,433            --        --            --
                           ---------     -------     --------     ---------     ------     --------
                           $ 489,541     $14,704     $504,245     $ 294,809      $ --      $294,809
                            ========     =======     ========      ========     =====      ========

     Securities sold under agreements to repurchase are considered short-term borrowings. The average balance of repurchase agreements outstanding during the years ended December 31, 1994 and 1993 was $362,864,000 and $290,112,000,
respectively. The maximum amount outstanding at any month-end was $504,479,000 for the year ended December 31, 1994 and $311,385,000 for the year ended December 31, 1993. Interest expense on repurchase agreements totaled $16,949,000 for the year ended December 31, 1994, and $9,866,000 and $4,111,000 for the year ended December 31, 1993 and the nine months ended December 31, 1992, respectively. Accrued interest payable on repurchase agreements outstanding at December 31, 1994 and 1993 was $7,060,000 and $3,693,000, respectively. The weighted average interest rates during the year ended December 31, 1994 and 1993 were 4.67% and 3.40%, respectively.

  Uncertificated Debentures

     In conjunction with the Association's acquisition of $315.0 million in assets from four Rhode Island financial institutions and the issuance of deposit accounts in the Association to depositors in those institutions, the Company issued and sold $28.95 million of 9% Sinking Fund Uncertificated Debentures, due in 2012 to the receivers for the four institutions. These debentures have been transferred from the receivers to certain of the depositors in the Rhode Island institutions in consideration of a portion of their deposit claims against the

                            NORTHEAST FEDERAL CORP.

receiverships. The Company has the right to pay the first five years of interest on the 9% Debentures by the issuance of additional 9% Debentures (a payment in kind). These debentures are also subject to mandatory redemption in part through a sinking fund which requires that the Company redeem on May 1, 1998, and on each May 1 thereafter to and including the maturity date, the outstanding principal amount of the 9% Debentures equal to 1/15 of the principal amount of such debentures on March 1, 1988. For further information on the Association's acquisition of the Rhode Island institutions, see Note 23: Acquisitions.

     In addition, in connection with the repurchase of its adjustable rate preferred stock, the Company issued $7.0 million in 9% Debentures to the FRF. The debentures issued to the FRF have a market value of $4.5 million, based on the value attributable to the debentures by the FRF, as determined by its investment bankers. Implicit in the $4.5 million valuation is a discount rate of 14.4%, which was consistent with market yields on high-yield securities at the time. These debentures have the same terms as those transferred to the depositors in the Rhode Island institutions. In meeting its interest obligation on all of the 9% Debentures, the Company has issued an additional $8.8 million and $5.0 million of 9% Debentures for the years ended December 31, 1994 and 1993, respectively, which are included in the debentures outstanding at December 31, 1994. For additional information on the Company's repurchase of its adjustable rate preferred stock, and the conversion of its convertible preferred stock into common stock, see Note 13: Stockholders' Equity.

  Other Borrowings

     Other borrowings, when outstanding, consist of Tax Advantaged Variable Rate ESOP Notes, Series 1987, which were issued by the Association's ESOP and guaranteed by Northeast Savings. Initially, the notes were subject to mandatory redemption through the operation of a sinking fund commencing on the interest payment date originally beginning September 1988 and on each September thereafter to 1997. Effective August 31, 1992, the mandatory redemption of the notes was extended an additional three years. The notes may be redeemed earlier under certain circumstances. The interest rate on the notes at December 31, 1994 and 1993 was 5.37% and 3.40%, respectively. The proceeds of this issue were used by the Association's ESOP to purchase 1,010,326 outstanding shares of the Company's common stock, adjusted for stock dividends. As of December 31, 1994 and 1993, Northeast Savings had invested in the ESOP notes at an amount equal to the principal outstanding, thus acquiring all outstanding notes. Correspondingly, the notes were not reported as other borrowings at either December 31, 1994 or 1993. Mandatory redemptions of the ESOP notes in the amounts of $1,110,000 are due each fiscal year from 1995 through 2000. See Note 14: Employee Benefit Plans.

     At December 31, 1994, mortgage-backed securities having a carrying value of $14,053,000 and a market value of $13,399,000 were pledged to collateralize a Letter of Credit supporting the ESOP notes, which honors demands for payment by the Note Trustee presented in accordance with the terms of the Letter of Credit. Also, the Association had an available, but unused, line of credit in the amount of $25,000,000 at December 31, 1994.

NOTE 13:  STOCKHOLDERS' EQUITY

  Regulatory Matters

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), which was signed into law on August 9, 1989, provided for a comprehensive reorganization of the regulatory structure of the thrift industry. Northeast Savings is required to maintain certain levels of capital in accordance with FIRREA and OTS regulations. In addition, on November 7, 1991, the United States Congress passed the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA), which became effective on December 19, 1991. While the primary focus of the legislation is to recapitalize the Bank Insurance Fund, FDICIA also adopted numerous mandatory measures which affect all depository institutions, including

                            NORTHEAST FEDERAL CORP.

savings associations such as Northeast Savings, and which are designed to reduce the cost to the deposit funds of resolving problems presented by undercapitalized institutions.

     The OTS regulations implementing the FIRREA capital standards established three measures of capital compliance: tangible core capital, core capital, and risk-based capital. Associations which failed to meet any of the three capital standards on December 7, 1989, were subject to certain restrictions which included growth restrictions and a limitation on capital distributions. These thrifts were also required to develop and submit to the OTS by January 8, 1990, acceptable capital restoration plans which demonstrate the strategies to be utilized to meet the capital standards. At December 7, 1989, Northeast Savings did not meet the capital standards set forth in FIRREA and the OTS regulations implementing the FIRREA capital standards. Northeast Savings filed its capital restoration plan with the OTS, as required by FIRREA, which was approved and accepted by the OTS on March 9, 1990. On March 23, 1990, the Association accepted the conditions imposed upon it by the OTS approval of its capital plan. Northeast Savings also filed an application to form a holding company, Northeast Federal Corp., which was approved by the OTS on April 16, 1990. The holding company reorganization was completed in July 1990, upon approval of the holders of voting stock of Northeast Savings. Under this reorganization Northeast Savings' capital stock was exchanged for capital stock of Northeast Federal Corp. and the capital of Northeast Federal Corp. was downstreamed to Northeast Savings in the form of common stock which qualified as regulatory capital. At such time, the Association came into compliance with all then-applicable regulatory capital requirements. The Association subsequently met all of the conditions of the capital plan and has been released from it by the OTS.

     Although Northeast Savings is in compliance with all fully phased-in regulatory capital requirements, the ability of the Company to make capital distributions is restricted by the limited cash resources of the Company and the ability of the Company to receive a dividend from the Association. The Association's payment of dividends is subject to regulatory limitations, particularly the prompt corrective action regulation which prohibits the payment of a dividend if such payment would cause the Association to become undercapitalized. In addition, the Company and the OTS entered into a Dividend Limitation Agreement as part of the holding company approval process which prohibits the payment of dividends to the holding company without prior written OTS approval if the Association's capital is below its fully phased-in capital requirement or if the payment of such dividends would cause its capital to fall below its fully phased-in capital requirement. The OTS Capital Distribution Regulation also restricts the amount of capital distributions that an association may make without obtaining prior OTS approval.

     The following table reflects the regulatory capital requirements and the Association's regulatory capital.

                                         DECEMBER 31, 1994                           DECEMBER 31, 1993
                              ---------------------------------------     ---------------------------------------
                                                     FULLY PHASED-IN                             FULLY PHASED-IN
     REGULATORY CAPITAL             ACTUAL              REGULATORY              ACTUAL              REGULATORY
        REQUIREMENT           REGULATORY CAPITAL     CAPITAL REQUIRED     REGULATORY CAPITAL     CAPITAL REQUIRED
- ----------------------------  ------------------     ----------------     ------------------     ----------------
                                                            (DOLLARS IN THOUSANDS)
Tangible core capital.......       $177,291              $ 50,120              $167,244              $ 58,750
  Percent...................           5.31%                 1.50%                 4.27%                 1.50%
Core capital................       $177,419              $133,659              $167,795              $156,688
  Percent...................           5.31%                 4.00%                 4.28%                 4.00%
Risk-based capital..........       $189,165              $ 96,425              $189,330              $137,287
  Percent...................          15.69%                 8.00%                11.03%                 8.00%

  Conversion to Stock Association

     On September 22, 1983, Northeast Savings converted from a mutual to a stock association. At the time of the conversion, eligible deposit account holders were granted priority in the event of future liquidation by the establishment of a "liquidation account" equal to net worth at June 30, 1983. No dividends may be paid to

                            NORTHEAST FEDERAL CORP.

stockholders if such dividends reduce stockholders' equity below the amount required for the liquidation account, which was approximately $13.0 million at December 31, 1994.

  $2.25 Cumulative Convertible Preferred Stock, Series A

     In October 1985, Northeast Savings issued 1,610,000 shares of $2.25 Cumulative Convertible Preferred Stock, Series A (the convertible preferred stock) at $25 per share, par value $.01 per share which generated net proceeds of $38,341,000. Dividends on the convertible preferred stock were payable quarterly and were cumulative from the date of issue.

     Each share of the convertible preferred stock was convertible into 1.473 shares of common stock at any time at the conversion price of $16.97. The convertible preferred stock was redeemable at any time, at the option of the Company, at $26.35 per share prior to October 1, 1990 and at prices declining annually thereafter to $25.00 per share on and after October 1, 1995. In February 1990, the Board of Directors suspended the quarterly cash dividend on the convertible preferred stock. At January 1, 1993, accumulated and unpaid quarterly dividends on the convertible preferred stock were $.56 per share or $906,000, while total dividends were $6.75 per share or $10.9 million in the aggregate.

     On May 7, 1993, at a Special Meeting of Stockholders, the Company's stockholders approved a reclassification of the convertible preferred stock into common stock at a ratio of 4.75 shares of common stock for each share of convertible preferred stock. Effective May 14, 1993, the 1,610,000 shares of convertible preferred stock were converted into 7,647,500 shares of common stock. As a result, all of the powers, privileges and special and relative rights of the convertible preferred stock were eliminated including the then accumulated and unpaid dividends, the liquidation priority, the right, at the option of the holder, to convert each share of convertible preferred stock into
1.473 shares of common stock (and retain the right to receive, when as, and if, declared and paid by the Company, the accumulated and unpaid dividends at the time of such conversion on each such share of convertible preferred stock) and the right to elect two directors to the Company's Board so long as six full quarterly dividends are in arrears.

  $8.50 Cumulative Preferred Stock, Series B

     In connection with the Association's acquisition of assets of four Rhode Island financial institutions, and the issuance of deposit accounts in the Association to depositors in those institutions, the Company issued and sold to the Rhode Island Depositors Economic Protection Corporation, 351,700 shares of a new class of preferred stock, the $8.50 Cumulative Preferred Stock, Series B. Accordingly, the Certificate of Incorporation of the Company was amended by adding a new Certificate of Designation for the Series B preferred stock. The Certificate of Designation authorizes the issuance of a total of 540,000 shares of the Series B preferred stock.

     Under the Stock and Warrant Purchase Agreement (the Stock Purchase Agreement) entered into with DEPCO in connection with the acquisition, DEPCO has the right to transfer its interest in the Series B preferred stock to another instrumentality or agency of the State of Rhode Island and such entity would be a "Nominee" within the meaning of the Stock Purchase Agreement. On June 24, 1992, the Company was advised by DEPCO that it had transferred its interest in the Series B preferred stock to the Rhode Island State Investment Commission (RISIC). On September 28, 1993, RISIC transferred its interest in the Series B preferred stock to DEPCO.

     The Certificate of Designation for the Series B preferred stock increases the Company's Board of Directors by two and gives DEPCO or any Nominee as defined in the Stock Purchase Agreement the right to elect two directors so long as DEPCO or a Nominee holds at least 211,020 shares of the Series B preferred stock (one director if DEPCO or the Nominee holds less than that number but at least 105,510 of the Series B preferred stock). Two directors were nominated by the RISIC and elected by the directors on July 24, 1992. There is one director currently seated.

                            NORTHEAST FEDERAL CORP.

     So long as DEPCO or its Nominee beneficially owns the requisite number of shares such that, pursuant to the Series B preferred stock Certificate of Designation, DEPCO or such Nominee is entitled to elect one director of the Company, then, in the event of a change in control of the Company, the Company agrees to and shall, not less than forty-five days after such change in control, make an offer to redeem or repurchase all of the shares of the Series B preferred stock then outstanding at the Redemption Price plus accumulated and unpaid dividends thereon (whether or not declared) through the date fixed for such repurchase. Such repurchase obligation of the Company is limited to the extent the Company has available funds which, in general, are funds of the Company which can be obtained by a permissible dividend from the Association and which are not required for the payment of debt or senior obligations and the payment of which would not violate Delaware law or any regulatory obligation. A Change in Control shall be deemed to have occurred under the terms of the Stock Purchase Agreement in the event that any person acquires the right to vote or dispose of 25% or greater of the Company's then-outstanding common stock or such amount of securities of the Company as shall enable such person to exercise, or acquire securities and thereupon exercise rights to vote 25% or greater of the total outstanding voting rights in the Company or to elect more than 25% of the directors of the Company.

     Dividends on the Series B preferred stock payable on or prior to July 1, 1997, whether or not paid on or prior to that date shall be paid at the election of the Company in cash or in shares of Series B preferred stock. No dividends or other distribution shall be paid or declared or set aside for the common stock of the Company nor may any shares of common stock be purchased or redeemed by the Company or any subsidiary thereof unless all cumulative dividends on all outstanding shares of the Series B preferred stock have been paid in full to the holders of the shares of Series B preferred stock.

     The Company has declared and paid dividends on its $8.50 Cumulative Preferred Stock, Series B in the sum of one share of Series B preferred stock for each $100 of the amount of dividends payable. The amount of dividend payable for the second quarter of 1993 included accumulated and unpaid dividends from the date of issuance (May 8, 1992) through June 30, 1993. The stock dividends declared were as follows:

                                                           1994                  1993
                                                     ----------------     -------------------
                                                     SHARES   AMOUNT      SHARES     AMOUNT
                                                     -----   --------     ------   ----------
    First quarter..................................  8,555   $855,000         --   $       --
    Second quarter.................................  8,737    874,000     34,296    3,429,700
    Third quarter..................................  8,923    892,000      8,203      820,000
    Fourth quarter.................................  9,112    911,200      8,377      838,000

     The Company also issued to DEPCO a warrant to purchase 600,000 shares of the Company's common stock exercisable at $2.50 per share and a warrant to purchase 200,000 shares of the Company's common stock exercisable at $4.25 per share. On December 9, 1994, DEPCO exercised the warrants, which increased stockholders' equity by $2,350,000. The common stock received by DEPCO is restricted as to its sale. During each twelve month period beginning upon the exercise of the warrants and expiring on May 8, 1997, DEPCO is entitled to sell 120,000 shares of common stock acquired from the exercise of the warrants.

  Adjustable Rate Cumulative Preferred Stock, Series A

     In March 1987, Northeast Savings issued 1,202,916 shares of Adjustable Rate Cumulative Preferred Stock, Series A, at a stated value of $50 per share, par value $.01 per share, to the FSLIC in exchange for the FSLIC's cancellation of a $50,000,000 income capital certificate and a portion of the related accumulated income payments, the sum of which totaled $60,145,000. When the FSLIC was terminated, the adjustable rate preferred stock was transferred to the FSLIC Resolution Fund which is administered by the FDIC. Dividends on the adjustable rate preferred stock were cumulative and payable quarterly based on the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate.

                            NORTHEAST FEDERAL CORP.

The dividend rate at March 31, 1992 was 7.75%. In February 1990, the Board of Directors suspended the quarterly cash dividend on the adjustable rate preferred stock. Thus, the quarterly dividend of $1.2 million or $.97 per share which normally would have been payable April 1, 1992, was not declared by the Board of Directors of the Company and was in arrears at March 31, 1992. At March 31, 1992, total accumulated dividends on the adjustable rate preferred stock were $9.32 per share or $11.2 million. On May 8, 1992, also in conjunction with the aforementioned acquisition of assets of the Rhode Island financial institutions, the Company repurchased the adjustable rate preferred stock plus accumulated dividends from the FSLIC Resolution Fund for $28.0 million in cash and $7.0 million in 9% Sinking Fund Uncertificated Debentures, due 2012 for a total fair value of $32.5 million. The 9% Debentures issued to the FRF had a market value of $4.5 million based on the value attributable to those debentures by the FRF, as determined by its investment banker.

  Unallocated Employee Stock Ownership Plan Shares

     In connection with the funding of the ESOP, stockholders' equity has been reduced net of tax to reflect the guarantee of Northeast Savings. See Note 12:
Federal Home Loan Bank Advances and Other Borrowings.

NOTE 14:  EMPLOYEE BENEFIT PLANS

  Retirement Plan

     The Retirement Plan for Employees of Northeast Savings, F.A. and Subsidiaries (the Plan) is a defined benefit plan which covers substantially all employees of Northeast Savings. Employees are vested in the Plan after seven years of service and benefits are based on a percentage of each year's compensation. Plan assets are under the control of a trustee and invested in pooled funds.

     Net pension expense consisted of the following:

                                                                FOR THE           FOR THE
                                                              YEARS ENDED       NINE MONTHS
                                                             DECEMBER 31,          ENDED
                                                            ---------------     DECEMBER 31,
                                                            1994      1993          1992
                                                            -----     -----     ------------
                                                            (IN THOUSANDS)
    Service cost (benefits earned during the period)......  $ 447     $ 431        $  235
    Interest cost on projected benefit obligation.........    361       380           249
    Actual return on Plan assets..........................      6      (297)         (345)
    Net amortization and deferrals........................   (383)      (80)           88
    Adjustment due to curtailment.........................    143        --            --
                                                            -----     -----     ------------
                                                            $ 574     $ 434        $  227
                                                            =====     =====     ==========

                            NORTHEAST FEDERAL CORP.

     According to the Association's actuary, the following table sets forth the Plan's funded status at the dates indicated.

                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     1994             1993
                                                                 ------------     ------------
                                                                        (IN THOUSANDS)
    Actuarial present value of benefit obligations:
      Vested benefits..........................................     $4,697           $4,680
      Nonvested benefits.......................................        277              287
                                                                 ------------     ------------
    Accumulated benefit obligation.............................      4,974            4,967
    Effect of future compensation increases....................         33               94
                                                                 ------------     ------------
    Projected benefit obligation...............................      5,007            5,061
    Plan assets at fair value..................................      5,157            5,215
                                                                 ------------     ------------
    Projected benefit obligation in excess of (less than) Plan
      assets...................................................       (150)            (154)
    Unrecognized net transition asset..........................        198              214
    Unrecognized prior service cost............................        (84)            (130)
    Unrecognized net loss......................................       (783)            (592)
                                                                 ------------     ------------
              Prepaid pension costs............................     $ (819)          $ (662)
                                                                 ==========       ==========

     Assumptions used in actuarial computations were:

                                                                     1994             1993
                                                                 ------------     ------------
    Discount rate..............................................      7.75%            7.00%
    Rate of increase in future compensation levels.............      6.06             5.00

  401(k) Thrift and Profit Sharing Plan

     Northeast Savings maintains a 401(k) thrift and profit sharing plan to encourage systematic savings by employees. Substantially all employees are eligible and can contribute up to 6% of their base salary, on a tax-deferred basis, 50% of which is matched by Northeast Savings. Employees are vested in this plan after five years of service. Thrift plan expense amounted to $463,000, $524,000 and $318,000 for the years ended December 31, 1994 and 1993, and the nine months ended December 31, 1992, respectively.

  Employee Stock Ownership Plan

     Northeast Savings also maintains an employee stock ownership plan to provide the opportunity for substantially all employees of Northeast Savings to also become stockholders. The ESOP was funded through the issuance of Tax Advantaged Variable Rate ESOP Notes, Series 1987. The proceeds of the notes were used to purchase outstanding shares of Northeast Savings' common stock and the notes are guaranteed by Northeast Savings. When Northeast Savings was reorganized into the holding company, Northeast Federal Corp., the common stock of the Association was exchanged for the common stock of the holding company. The ESOP requires Northeast Savings to contribute the amount necessary for the ESOP to discharge its current obligations which include principal and interest payments on the notes. For the years ended December 31, 1994 and 1993, respectively, Northeast Savings' contribution to the ESOP amounted to $1,222,000 and $1,512,000, of which $289,000 and $267,000 was interest expense on the ESOP notes. For the nine months ended December 31, 1992, the contribution totaled $383,000 of which $260,000 was interest expense. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt and interest paid in the year. Further information regarding these notes may be found in Note 12: Federal Home Loan Bank Advances and Other Borrowings.

                            NORTHEAST FEDERAL CORP.

     The Company adopted SOP 93-6, "Employees' Accounting for Stock Ownership Plans" on January 1, 1994. Accordingly, the shares pledged as collateral are reported as unallocated ESOP shares in the stockholders' equity. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations. The ESOP shares as of December 31, 1994 were as follows:

                                                                FOR THE YEAR
                                                             ENDED DECEMBER 31,
                                                                    1994
                                                             ------------------
                Allocated shares...........................         310,011
                Shares released for allocation.............          96,892
                Unallocated shares.........................         497,196
                                                             ------------------
                                                                    904,099
                                                             ===============
                Market value of unallocated shares at
                  December 31, 1994........................      $4,164,000
                                                             ===============

  Stock Option Plans

     The stock option plans provide for the granting of options to directors, officers, and other key employees to purchase common stock of Northeast Federal Corp. at a price not less than the fair market value of the Company's stock on the date of grant. The stock option plans provide for the option and sale in the aggregate of 2,250,000 shares of the Company's common stock. The maximum option term is 10 years. At December 31, 1994 and 1993, respectively, there were 1,462,292 and 571,613 shares which were fully vested and exercisable.

     Changes in the status of stock options are summarized as follows:

                                                     FOR THE YEAR                   FOR THE YEAR
                                                  ENDED DECEMBER 31,             ENDED DECEMBER 31,
                                                         1994                           1993
                                              --------------------------     --------------------------
                                                              WEIGHTED                       WEIGHTED
                                               NUMBER         AVERAGE         NUMBER         AVERAGE
                                              OF SHARES     OPTION PRICE     OF SHARES     OPTION PRICE
                                              ---------     ------------     ---------     ------------
Balance, beginning of year..................  1,372,292        $ 4.08          453,317        $ 1.91
  Issued....................................    155,000          6.59        1,006,676          4.86
  Exercised.................................    (35,000)        (4.33)         (81,701)        (1.80)
  Canceled..................................    (10,000)        (3.84)          (6,000)         1.69
                                              ---------                      ---------
Balance, end of year........................  1,482,292        $ 4.35        1,372,292        $ 4.08
                                               ========                       ========

  Deferred Compensation Plan

     The Deferred Compensation Plan allows key executives to defer receipt of compensation otherwise currently payable to them by the Association or any subsidiary of the Association for a period of two to ten years. The Association will match 60% of the first 5% an executive elects to defer. The deferred funds will be invested during the deferral period in either a Guaranteed Rate Investment Account or in common stock of Northeast Federal Corp. at a price not less than the monthly average fair market value of the Company's stock for the last ten days of each month. The plan includes a change in control provision and at December 31, 1994, this provision applied. Therefore, the plan was terminated and the participants were paid their vested account balance.

                            NORTHEAST FEDERAL CORP.

  Directors' Deferred Fee Plan

     The Deferred Fee Plan provides the members of the Board of Directors of the Association the opportunity to defer receipt of fees otherwise currently payable to them by the Association for a period up to ten years. The deferred fees will be invested during the deferral period in either the Guaranteed Rate Investment Account or in common stock of Northeast Federal Corp. at a price not less than the monthly average market value of the Company's stock. The plan includes a change in control provision and at December 31, 1994, this provision applied. Therefore, the plan was terminated and the participants' account balances were paid in 1995.

     The Deferred Compensation Plan and the Deferred Fee Plan provided for a total of 250,000 common shares of Company stock to be purchased.

  Curtailment of Employees' Benefit Plans

     During 1994, the Company's Retirement, 401(K) Thrift and Profit Sharing and Employee Stock Ownership plans incurred a significant reduction in the number of active participants. The Board of Directors, upon the advice of legal counsel, has determined that there has been a Partial Termination of each employee benefit plan. The Company estimates the cost of the Partial Termination to be approximately $150,000 and the Company has fully provided for the anticipated additional cost at December 31, 1994.

NOTE 15:  INCOME TAXES

     As discussed in Note 1, the Company adopted SFAS 109 as of April 1, 1991. SFAS 109 establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes. In accordance with this implementation, the Company recorded an additional $1.0 million in income as the cumulative effect of a change in accounting principle for the year ended March 31, 1992. In addition, a valuation allowance of $3.7 million was established which reduced the deferred tax assets as of April 1, 1991. Due to the Company's utilization of all net operating loss carryforwards, the valuation reserve, which was related to those carryforwards, was eliminated as of December 31, 1992. Also in accordance with the implementation of SFAS 109, the Company applied $20.9 million at April 1, 1991 and another $1.0 million at December 31, 1992 to reduce the balance of its supervisory goodwill. The cumulative effect of this change is reported separately in the March 31, 1992 Consolidated Statement of Income and prior years' financial statements have not been restated.

     In accordance with SFAS 109, deferred income tax assets and liabilities at December 31, 1994 and 1993 reflect the impact of temporary differences between values recorded as assets and liabilities for financial reporting purposes and values utilized for remeasurement in accordance with tax laws.

                            NORTHEAST FEDERAL CORP.

     A reconciliation of the statutory income tax rate to the consolidated effective income tax rate as well as a reconciliation of the recorded income tax expense (benefit) and the amount of income tax expense (benefit) computed by applying the statutory federal corporate tax rate to income (loss) before income taxes and extraordinary items follow:

                                                                                        FOR THE NINE
                                                         FOR THE YEARS ENDED            MONTHS ENDED
                                                                DECEMBER 31,            DECEMBER 31,
                                  ------------------------------------------
                                                1994                    1993                    1992
                                  ------------------     -------------------     -------------------
                                                        (DOLLARS IN THOUSANDS)
Federal income tax expense
  (benefit)
  at statutory rate.............  $ 3,578      34.00%    $ (8,953)    (34.00)%   $(21,870)    (34.00)%
Increase (decrease) resulting
  from:
  Supervisory goodwill..........       --         --           --         --       19,994      31.08
  State taxes, net of federal
     tax benefit................      (20)      (.19)      (3,290)    (12.49)        (461)      (.72)
  Changes to the valuation
     allowance..................   (4,000)    (38.01)       4,000      15.19       (2,752)     (4.27)
  Other, net....................       --         --       (3,950)    (15.00)          --         --
                                  -------     ------     --------     ------     --------     ------
Income tax benefit per financial
  statements....................  $  (442)     (4.20)%   $(12,193)    (46.30)%   $ (5,089)     (7.91)%
                                  =======     ======     ========     ======     ========     ======

     The components of the income tax expense (benefit) are as follows:

                                                           FOR THE YEARS           FOR THE
                                                               ENDED             NINE MONTHS
                                                            DECEMBER 31,            ENDED
                                                        --------------------     DECEMBER 31,
                                                         1994         1993           1992
                                                        -------     --------     ------------
                                                                   (IN THOUSANDS)
    Current provision:
      State...........................................  $  (862)    $    184       $  2,454
      Net change in valuation allowance...............   (4,000)       4,000         (2,752)
    Net change in temporary differences...............    4,420      (16,377)        (4,791)
                                                        -------     --------     ------------
              Total income tax benefit................  $  (442)    $(12,193)      $ (5,089)
                                                        =======     ========     ==========

     The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows:

                                                                    DECEMBER 31,
                                                   -----------------------------------------------
                                                           1994                      1993
                                                   ---------------------     ---------------------
                                                    ASSET      LIABILITY      ASSET      LIABILITY
                                                   -------     ---------     -------     ---------
                                                                   (IN THOUSANDS)
    Allowance for loan losses....................  $26,241      $    --      $36,075      $    --
    Reserve for uncollected interest.............    1,609           --        2,305           --
    Purchase accounting discount.................      949           --        1,339           --
    Net operating loss carryforward..............    5,443           --           --           --
    Deferred service fee.........................       --        1,271           --        1,522
    Other........................................    6,567          770        2,006        1,670
                                                   -------     ---------     -------     ---------
              Total deferred income taxes........  $40,809      $ 2,041      $41,725      $ 3,192
                                                   =======       ======      =======       ======

                            NORTHEAST FEDERAL CORP.

     At December 31, 1993, a valuation allowance of $4.0 million was established which reduced the deferred tax assets, since it is more likely than not that a portion of these assets will not be realized. At December 31, 1994, the valuation allowance of $4.0 million was eliminated due to current evidence supporting the realization of the entire deferral tax asset. Also, the Company has recorded deferred tax assets at December 31, 1994 related to alternative minimum tax credit carryforwards and the ESOP guarantee of $3.4 million and $2.6 million, respectively. At December 31, 1994, Northeast Federal had a $13.0 million net operating loss carryforward, which expires at December 31, 2002.

     For federal tax return purposes, Northeast Federal Corp. files a consolidated tax return with its subsidiaries on a calendar year-end basis. Northeast Savings, a subsidiary of Northeast Federal Corp., has been audited by the Internal Revenue Service with respect to tax returns through 1979.

     Under the Internal Revenue Code (the Code), Northeast Savings is allowed a special bad debt deduction based on a percentage of taxable income (8%) before such deduction, or based on specified experience formulas. Through 1979, Northeast Savings consistently computed its annual addition to the tax bad debt reserve using the percentage of taxable income method. Subsequent to 1979, such annual addition has been computed under an experience formula because of operating losses incurred for federal income tax purposes.

     At December 31, 1994, Northeast Savings' base year tax bad debt reserve equaled zero. If in the future, earnings allocated to this bad debt reserve and deducted for federal income tax purposes are used for payment of cash dividends or other distributions to stockholders, including distributions in redemption or in dissolution or liquidation, an amount up to approximately 1 3/4 times the amount actually distributed to the stockholders will be includable in Northeast Federal Corp.'s taxable income and be subject to tax.

     Earnings and profits include taxable income net of federal income taxes and adjustments for items of income which are not taxable and expenses which are not deductible. For the tax year ended December 31, 1994, Northeast Federal Corp. and subsidiaries did not have current earnings and profits. Any dividends paid with respect to Northeast Savings, F.A.'s stock in excess of current or accumulated earnings and profits at year-end for federal tax purposes or any other stockholder distribution will be treated as paid out of the tax bad debt reserves and will increase taxable income as noted in the preceding paragraph.

NOTE 16:  GAIN ON SALE OF INTEREST-EARNING ASSETS, NET

     Gains (losses) are summarized in the following table. For the years ended December 31, 1994 and 1993, virtually all sales of investments and mortgage-backed securities were either from the available-for-sale portfolios or were due to credit concerns.

                                                    FOR THE YEARS
                                                  ENDED DECEMBER 31,    FOR THE NINE MONTHS
                                                                               ENDED
                                                  ------------------       DECEMBER 31,
                                                   1994        1993            1992
                                                  -------     ------    -------------------
                                                  (IN THOUSANDS)
        Net gain on sales of:
          Investment securities.................  $ 7,283     $3,579          $ 1,942
          Mortgage-backed securities............       --      2,046            2,158
          Loans.................................   13,813      1,939            1,870
                                                  -------     ------          -------
                  Total.........................  $21,096     $7,564          $ 5,970
                                                  =======     ======    ===============

                            NORTHEAST FEDERAL CORP.

NOTE 17:  SUPPLEMENTARY EARNINGS PER SHARE

     As required by Accounting Principles Board Opinion No. 15, "Earnings Per Share," supplementary earnings per share information is presented as if the conversion of the Company's $2.25 Convertible Cumulative Preferred Stock, Series A, into common stock, which occurred on May 14, 1993, had taken place at the beginning of the period.

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1993            1992
                                                                -----------     -----------
                                                                   (DOLLARS IN THOUSANDS
                                                                   EXCEPT SHARE AMOUNTS)
    Net loss..................................................  $   (14,139)    $   (59,037)
    Preferred stock dividend requirements.....................       (3,153)         (3,100)
                                                                -----------     -----------
    Net loss applicable to common stockholders................  $   (17,292)    $   (62,137)
                                                                 ==========      ==========
    Average shares outstanding................................   13,464,163      13,371,372
    Net loss per common share.................................  $     (1.28)    $     (4.65)
                                                                 ==========      ==========

     The following table shows the computation of the weighted average shares used in the calculation of supplementary earnings per share:

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                     1993           1992
                                                                  ----------     ----------
    Actual weighted average shares outstanding excluding
      conversion shares.........................................   5,816,663      5,723,872
    Conversion shares (assumed converted at the beginning
      of the period)............................................   7,647,500      7,647,500
                                                                  ----------     ----------
                                                                  13,464,163     13,371,372
                                                                   =========      =========

NOTE 18:  COMMITMENTS AND CONTINGENCIES

     Outstanding commitments to originate adjustable rate and fixed rate mortgage loans amounted to $10,740,000 and $4,368,000, respectively, at December 31, 1994. With respect to residential mortgage loans, commitments generally expire within 10 to 180 days, depending upon the type and purpose of the loan. Also at December 31, 1994, commitments to originate $2,607,000 and $11,997,000 were outstanding on home equity loans and residential construction loans, respectively. In addition, at December 31, 1994, the Association had outstanding commitments to fund $18,568,000 in unused consumer credit lines and $11,990,000 in undisbursed residential construction loans. At December 31, 1994, the Association had entered into firm commitments to sell $1,459,000 of mortgage loans from the available-for-sale portfolio. Finally, at December 31, 1994, the Association had entered into firm commitments to purchase $13,530,000 of mortgage-backed securities.

     On December 9, 1989, Northeast Savings filed suit in the United States District Court for the District of Columbia claiming that the government has breached its contract with Northeast Savings as well as violated Northeast Savings' constitutional rights as a result of the denial of core capital treatment to supervisory goodwill acquired by Northeast Savings as a result of its 1982 acquisitions from the Federal Savings and Loan Insurance Corporation (FSLIC) of three insolvent thrifts. The district court dismissed this action on July 16, 1991 for lack of jurisdiction and indicated that proper jurisdiction lay in an action for money damages in the United States Claims Court. (The name of the United States Claims Court subsequently was changed to the United States Court of Federal Claims, such court hereinafter is referred to as the Claims Court). Northeast Savings appealed this ruling to the United States Court of Appeals for the District of Columbia Circuit (the

                            NORTHEAST FEDERAL CORP.

Court of Appeals for D.C.), and then on July 8, 1992, filed a motion to voluntarily dismiss its appeal. On July 9, 1992, the Court of Appeals for D.C. granted this motion to dismiss. Northeast Savings then filed its claim for damages in the Claims Court on August 12, 1992. This action is still pending. The Claims Court has indicated that it is deferring action on the Northeast Savings case, as well as on over 30 other supervisory goodwill cases pending before the Claims Court, until three cases (the Test Cases), currently on appeal to the United States Court of Appeals for the Federal Circuit (Federal Circuit Court of Appeals), are finally ruled upon. In the Test Cases, including Winstar
v. United States, the government has vigorously defended itself. Among other things, the government has contended that the "supervisory goodwill" that was created in connection with the resolution by the Federal Home Loan Bank Board (the Bank Board), which was the predecessor agency to the OTS, of supervisory problems existed "under the Bank Board's regulatory function and represents a statement of compliance with then-existing statutory and regulatory requirements which requirements, however, were subject to change." Thus, the government contends that Congress was entitled to override the existing regulatory requirements which recognized supervisory goodwill by new legislation directed at the general public welfare. The government then contends that it cannot be obligated to measure regulatory capital in a manner inconsistent with what Congress has mandated under FIRREA, and therefore, it is absolved of any and all contract liability based on the elimination of supervisory goodwill under the "Sovereign Acts Doctrine." In support of its arguments, the government cites, among other things, the 1992 holding of the Court of Appeals for D.C. in Transohio Savings Bank v. Director (Transohio) in which that court rejected the attempt of a savings institution to obtain injunctive relief against the application of the FIRREA capital standards.

     In each of the Test Cases, the Claims Court determined that plaintiffs had contracts with the United States governing long-term regulatory treatment of goodwill, and that those contracts had been breached by FIRREA's new restrictions on use of goodwill to meet statutory capital mandates. The Claims Court consolidated its rulings in the Test Cases for immediate interlocutory appeal. On May 25, 1993, a divided panel of the Federal Circuit Court of Appeals reversed the Claims Court's finding that the government was liable for breach of contract in the Test Cases. The Federal Circuit Court of Appeals, among other things, based its decision on its conclusion that ". . . the plaintiffs had no contract right to have the goodwill generated by their acquisitions treated as regulatory capital." According to the Federal Circuit Court of Appeals, "all of the subject contracts left the Bank Board (and OTS) free to regulate in accordance with subsequent acts of Congress, specifically FIRREA. Thus, there was no contractual promise by the government which could be breached."

     Approximately one and one-half months later, on July 7, 1993, in Hughes Communications Galaxy, Inc. v. United States (Hughes) a different panel of the Federal Circuit Court of Appeals issued what has generally been interpreted as an opposite ruling from that given in the Test Cases on another government breach of contract dispute. In Hughes, which was not a case involving depository institutions, the Federal Circuit Court of Appeals determined that there was a breach of contract by the government, and in doing so, apparently rejected some of the same arguments advanced by the government and accepted by the Federal Circuit Court of Appeals in the Test Cases. Although the government in Hughes petitioned the Federal Circuit Court of Appeals for a rehearing and an en banc hearing, on October 26, 1993, both were denied. The Federal Circuit Court of Appeals, however, did vacate the panel decision in the Test Cases, which decision was in favor of the government's position, and ordered an en banc hearing. Briefing for that hearing has been completed and oral arguments took place in February 1994. No decision on such rehearing has been rendered by the Federal Circuit Court of Appeals at this time. Recently, a panel of the Court of Appeals for D.C. issued a clarification of its Transohio decision indicating that its analysis in that decision was solely directed at an action for injunctive relief and did not address the merits of a claim for money damages in the Claims Court.

     Another supervisory goodwill case, Resolution Trust Corporation v. FSLIC (the Resolution Trust Corporation), was recently decided by the Court of Appeals of the 10th Circuit (the 10th Circuit Court of Appeals) in favor of the purchasers of Security Federal from the FSLIC, which purchase was made prior to

                            NORTHEAST FEDERAL CORP.

FIRREA. Pursuant to an arrangement with the FSLIC, the purchasers infused $6 million in Security Federal, an insolvent institution, and thereby saved the FSLIC the cost of liquidating Security Federal. Even with such capital infusion, were it not for the treatment of supervisory goodwill as capital, Security Federal would have remained significantly under-capitalized at the time, and thereby would have had to have been liquidated by the FSLIC.

     As a result of the restriction on the use of supervisory goodwill as capital pursuant to FIRREA and resulting OTS regulations, the OTS determined that Security Federal was insolvent and in February 1990 ordered the purchasers to infuse additional capital into it. In March of 1990, the purchasers notified the OTS that they were rescinding the agreement to acquire the institution, tendered their stock to the OTS, and requested the return of their capital contribution. The OTS refused the tender, and the purchasers filed suit seeking rescission and restitution for breach of contract. In Resolution Trust Corporation, the FDIC and the OTS appealed a district court's summary judgment ruling in favor of the purchasers for breach of contract, which held that the treatment of goodwill as regulatory capital was an express term of the overall contractual agreement. The 10th Circuit Court of Appeals affirmed the lower court's ruling and stated that "because the Agencies breached their agreement to treat supervisory goodwill . . . as assets for regulatory purposes, we [the Court] agree that the investors [i.e., purchasers] properly rescinded the agreement and thus are entitled to restitution." The Government has decided not to seek Supreme Court review of the decision of the 10th Circuit Court of Appeals.

     Northeast cannot predict when the Federal Circuit Court of Appeals will render any decision on the Test Cases, or the nature of any such decision and its effect on Northeast Savings' pending goodwill litigation in the Claims Court. In addition, the Claims Court's initial decision in the Test Cases did not address the amount of damages, if any; therefore, questions regarding the amount of damages are not subject to the current appeal pending in the Federal Circuit Court of Appeals. Northeast anticipates that even if the Federal Circuit Court of Appeals renders a decision in the Test Cases that is favorable to the claims made by Northeast Savings in its goodwill litigation, a final judicial determination, if any, as to Northeast Savings' pending goodwill litigation, after addressing the issue of damages and the resolution of all appeals, including likely appeals to the Supreme Court, will not occur for an extended period of time; and even if Northeast Savings attains a final money judgment in its goodwill litigation, as to which no prediction can be made, the amount of any such judgment is highly uncertain. No amount has been recorded on Northeast's financial statements based on any possible recovery by Northeast under the litigation.

     The Association is also involved in litigation arising in the normal course of business. Although the legal responsibility and financial impact with respect to such litigation cannot presently be ascertained, the Association does not anticipate that any of these matters will result in the payment by the Association of damages that, in the aggregate, would be material in relation to the consolidated results of operations or financial position of the Company.

NOTE 19: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK

     In the normal course of business, Northeast Savings is a party to various financial instruments with off-balance-sheet risk which are held or issued for purposes other than trading. These financial instruments include commitments to extend credit to meet the financing needs of customers, as well as interest rate swaps entered into as a means of reducing the Association's exposure to changes in interest rates.

                            NORTHEAST FEDERAL CORP.

     To varying degrees, these instruments involve elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Statement of Financial Condition. The following table shows the contract or notional amount of these instruments held by the Association.

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        Financial instruments whose contract amounts represent
          credit risk:
          Commitments to extend credit:
             Single-family residential real estate loans.......  $ 15,108     $ 49,078
             Consumer loans....................................    21,175       10,125
             Residential construction loans....................    23,987        3,497
          Loans serviced for others with recourse..............    51,400       69,124
                                                                 --------     --------
                  Total commitments to extend credit...........  $111,670     $131,824
                                                                 ========     ========
        Financial instruments whose notional or contract
          amounts exceed the amount of credit risk:
          Interest rate swap agreements........................  $ 12,305     $ 15,739
                                                                 ========     ========

     Commitments to extend credit are agreements to lend to a customer and are entered into in accordance with written, nondiscriminatory, underwriting guidelines established by the Board of Directors. Prior to extending credit, the Association appraises any property which will collateralize the loan and determines the borrower's ability to repay through review of detailed loan applications and credit reports. These commitments have fixed expiration dates or other termination clauses and may require payment of a fee. The total commitment amounts do not necessarily represent future cash requirements since some commitments may expire without being drawn upon.

     At December 31, 1994, the Association's interest rate swap agreements on a market value basis were in a net loss position of $399,000. Interest rate swaps involve the exchange of rates on interest payment obligations without the exchange of the underlying principal amounts. The primary risk associated with interest rate swaps is not credit risk but risk associated with movements in interest rates. While notional principal amounts express the volume of the interest rate swaps, the amounts potentially subject to credit risk are much smaller.

     At December 31, 1994 and 1993, outstanding interest rate swaps totaled $12,305,000 and $15,739,000, respectively. Interest payments related to interest rate swaps are charged or credited to interest expense on other borrowings. Accrued interest receivable on swaps outstanding at December 31, 1994 and 1993, respectively, was $31,000 and $70,000.

     The Association grants residential loans to customers primarily in the Northeast. In early 1994, the Association closed its loan origination offices in California and Colorado. Although the Association has a diversified portfolio, the ability of its borrowers to repay their loans is substantially dependent upon the general economic conditions of the region.

                            NORTHEAST FEDERAL CORP.

NOTE 20:  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other estimation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Such techniques and assumptions, as they apply to individual categories of the Company's financial instruments, are as follows:

     - Cash and short-term investments: The carrying amounts for cash and short-term investments is a reasonable estimate of those assets' fair value.

     - Investment securities, including mortgage-backed securities: Fair values for these securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

     - Loans receivable: For adjustable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on the market prices for securities collateralized by similar loans. For certain homogeneous categories of loans, such as some residential fixed rate mortgages, fair value is estimated using the quoted market price for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For the residential construction and income property loan portfolios, due to the immateriality, i.e. approximately 2.9% of total assets, management concluded that it was not practicable to estimate its fair value and, accordingly, has valued it at its carrying amount.

     - Rhode Island covered assets: Since, relative to these assets, the Association is protected against credit losses, their carrying value is a reasonable estimate of their fair value.

     - Accrued interest receivable: The carrying amount of accrued interest approximates its fair value.

     - Deposit liabilities: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date, that is, the carrying value. Fair values for fixed rate certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities. SFAS 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any value derived from retaining those deposits for an expected future period of time. That component, commonly referred to as a deposit base intangible, is estimated to be between zero and 4.0% of total demand deposits at December 31, 1993 and is neither considered in the following fair value amounts nor recorded as an intangible asset in the balance sheet.

     - Federal Home Loan Bank advances: The fair value of these liabilities is estimated using the rates currently offered for liabilities of similar remaining maturities or, when available, quoted market prices.

     - Securities sold under agreements to repurchase: Securities sold under agreements to repurchase generally have an original term to maturity of less than thirty days and thus are considered short-term borrowings. Consequently, their carrying value is a reasonable estimate of fair value.

     - Long-term borrowings: The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                            NORTHEAST FEDERAL CORP.

     - Interest rate swap agreements: The fair value of the interest rate swaps is the estimated amount that would be received or paid to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

     - Commitments to extend credit consist primarily of commitments to originate adjustable rate mortgage loans, fixed rate loans, home equity loans and residential construction loans and generally expire within 10 to 180 days, depending upon the type and purpose of the loan. Due to the current nature of the commitments, management concluded that the contractual amount of the commitments is a reasonable estimate of their fair value.

                            NORTHEAST FEDERAL CORP.

     The following table presents certain of the Company's assets, liabilities, and unrecognized financial instruments at both their respective carrying amounts and fair value.

                                                                DECEMBER 31,
                                      -----------------------------------------------------------------
                                                   1994                               1993
                                      ------------------------------     ------------------------------
                                      CARRYING AMOUNT     FAIR VALUE     CARRYING AMOUNT     FAIR VALUE
                                      ---------------     ----------     ---------------     ----------
                                                               (IN THOUSANDS)
Financial assets:
  Cash and due from banks...........    $    34,145       $   34,145       $    51,705       $   51,705
  Federal funds sold................         22,725           22,725            23,510           23,510
  Securities purchased under
     agreements to resell...........             --               --            60,000           60,000
  Investment securities, net........        202,376          190,269            42,589           42,502
  Investment securities,
     available-for-sale, net........        142,735          142,735           162,877          162,877
  Mortgage-backed securities, net...      1,758,179        1,686,417         1,330,886        1,336,970
  Mortgage-backed securities,
     available-for-sale, net........         21,358           21,358            12,886           12,886
  Loans, net........................        947,902          943,464         1,876,181        1,908,259
  Loans available-for-sale, net.....          4,812            4,801            46,076           46,119
  Rhode Island covered assets.......         82,236           82,236           105,625          105,625
  Interest and dividends
     receivable(1)..................         17,797           17,797            17,470           17,540
Financial liabilities:
  Retail deposits...................      2,393,084        2,351,748         2,952,082        2,985,050
  Brokered deposits.................             --               --            25,135           25,414
  Federal Home Loan Bank advances...        203,527          201,046           373,000          374,340
  Securities sold under agreements
     to repurchase..................        504,245          504,245           294,809          294,809
  Uncertificated debentures.........         42,243           28,781            38,442           29,942
Unrecognized financial instruments:
  Interest rate swaps (notional
     amount of $12.3 million):
  In a net receivable (payable)
     position.......................             31             (399)               70             (231)
  Commitments to extend credit......         60,270           60,270            62,400           62,400
  Loan servicing rights(2)..........             --            5,551                --            4,980

- ---------------
(1) Excludes $31,000 and $70,000 at December 31, 1994 and 1993, respectively, of accrued interest receivable on interest rate swaps.

(2) Represents the fair value of uncapitalized servicing rights on loans serviced for others by Northeast Savings.

     As discussed earlier, the fair value estimate of financial instruments for which quoted market prices are unavailable is dependent upon the assumptions used. Consequently, those estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.

                            NORTHEAST FEDERAL CORP.

NOTE 21: RECONCILIATION OF REGULATORY REPORTS TO ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS

     The following is a reconciliation of stockholders' equity and net income
(loss) from regulatory reports furnished to the OTS to the accompanying consolidated financial statements:

                                                                              NET INCOME (LOSS)
                                                  STOCKHOLDERS' EQUITY      ---------------------
                                                  ---------------------
                                                                             FOR THE YEARS ENDED
                                                      DECEMBER 31,              DECEMBER 31,
                                                  ---------------------     ---------------------
                                                    1994         1993         1994         1993
                                                  --------     --------     --------     --------
                                                                  (IN THOUSANDS)
Balance reported to the OTS for Northeast
  Savings.......................................  $177,754     $169,670     $ 13,113     $(11,980)
Holding company net income (loss)...............    10,966      (14,139)      10,966      (14,139)
Equity in undistributed income of Northeast
  Savings.......................................   (13,113)      11,980      (13,113)      11,980
Additional investment in Northeast Savings......   (36,950)     (34,800)          --           --
Exercise of warrants............................     2,350           --           --           --
Preferred stock conversion costs................    (1,402)      (1,402)          --           --
Holding company paid-in capital and retained
  earnings......................................      (955)         834           --           --
Exercised stock options.........................       135          147           --           --
401K shares issued..............................       115          223           --           --
                                                  --------     --------     --------     --------
Balance per accompanying consolidated financial
  statements....................................  $138,900     $132,513     $ 10,966     $(14,139)
                                                  ========     ========     ========     ========

NOTE 22:  ACQUISITIONS

     During fiscal 1982 and fiscal 1983, Northeast Savings acquired three savings and loan associations in FSLIC-assisted supervisory mergers accounted for using the purchase method of accounting. Supervisory goodwill, the excess of cost over net assets acquired, related to these acquisitions totaled $290 million.

     In fiscal 1990, as a result of an analysis of the value of its remaining supervisory goodwill, Northeast Savings reduced supervisory goodwill by $109.4 million. This reduction was precipitated by several factors that had diminished the value of the Association's Connecticut and Massachusetts franchises. Accordingly, Northeast Savings hired Kaplan, Smith & Associates, then a subsidiary of The First Boston Corporation, to perform an independent valuation of the Association's franchise rights in Connecticut and Massachusetts. This study was completed in May 1990 and supported the value of Northeast Savings' remaining goodwill at March 31, 1990. The reduction in supervisory goodwill had no effect on Northeast Savings' regulatory capital or the treatment of the goodwill for regulatory accounting purposes.

     A further analysis of the value of the Company's remaining supervisory goodwill completed in September 1992, resulted in an additional $56.6 million reduction of supervisory goodwill. This reduction was also brought about by factors which had diminished the value of the Association's Connecticut and Massachusetts franchises. The principal factor was the adverse effect on the value of the Association's Connecticut and Massachusetts franchise rights of OTS regulations promulgated pursuant to FIRREA and the FDICIA as well as other positions taken by the OTS regarding regulatory capital requirements. For example, the prompt corrective action regulation issued by the federal banking agencies on September 29, 1992 finalized the 4% core capital requirement for institutions that are not rated MACRO 1, which thereby reduced prospective earnings which the Association could expect to realize from its Connecticut and Massachusetts franchise rights. Moreover, the OTS has verbally informed Northeast Savings that, inasmuch as Northeast Savings had recently achieved compliance with its fully phased-in capital standards, under OTS Regulatory Bulletin 3a-1, "Policy Statement on Growth for Savings Associations" (RB 3a-1), Northeast Savings may not grow its assets if such growth would cause it to fall below its fully phased-in capital requirements, even if the Company

                            NORTHEAST FEDERAL CORP.

continued to exceed the applicable minimum capital standards previously established for the duration of the FIRREA phase-in period. This OTS position regarding the effect of RB 3a-1 further decreased the prospective earnings that Northeast had expected to realize from its Connecticut and Massachusetts franchise rights. Another significant factor included the implementation of the final rule issued by the OTS which permits federal savings associations to branch interstate to the full extent permitted by federal statute and which greatly increased opportunities for out-of-state institutions to enter these states. Thus, the Company again hired Kaplan Associates, Inc. to perform an independent valuation of the Association's franchise rights in Connecticut and Massachusetts. This study was completed during the quarter ended September 30, 1992 and supported the value of the Company's remaining supervisory goodwill at September 30, 1992. The reduction in supervisory goodwill had no effect on Northeast Savings' fully phased-in regulatory tangible, core, or risk-based capital.

     The following summarizes transactions relating to the supervisory goodwill.

                                                                 FOR THE NINE MONTHS
                                                                 ENDED DECEMBER 31,
                                                                        1992
                                                                 -------------------
                                                                   (IN THOUSANDS)
            Balance, beginning of period.......................       $  59,553
              Amortization.....................................          (2,002)
              Reduction for acquired net operating loss
                 carryforward..................................            (983)
              Valuation adjustment.............................         (56,568)
                                                                 -------------------
            Balance, end of period.............................       $      --
                                                                 ===============

  Rhode Island Acquisition

     On May 8, 1992, the Association acquired $315.0 million in assets of four Rhode Island financial institutions which were in receivership proceedings under the jurisdiction of the Superior Court of Providence County, Rhode Island. The following transactions were completed in conjunction with the acquisition of the assets of the Rhode Island institutions.

     - The Association issued $315.0 million of insured deposit accounts in the Association to depositors in the Rhode Island institutions.

     - The Company issued and sold to the Rhode Island Depositors Economic Protection Corporation approximately $35.2 million of a new class of preferred stock, the $8.50 Cumulative Preferred Stock, Series B as well as warrants to purchase 600,000 shares of common stock of the Company at $2.50 per share and 200,000 shares of common stock of the Company at $4.25 per share. On December 9, 1994, DEPCO exercised its warrants, which generated net proceeds of $2.4 million. The Company contributed the net proceeds from this issuance to the Association. The Company has the right to pay the first five years of dividends on the new preferred stock by the issuance of additional new preferred stock (a payment in kind).

     - The Company issued and sold $28.95 million of 9% Debentures to the receivers for the four institutions. These debentures have been distributed to certain of the depositors in the Rhode Island institutions in consideration of a portion of their deposit claims against the receiverships for the Rhode Island institutions. The Company has the right to pay the first five years of interest on the 9% Debentures by the issuance of additional 9% Debentures (a payment in kind).

     - The Company repurchased its adjustable rate preferred stock plus accumulated dividends from the FRF for $28.0 million in cash and $7.0 million in 9% Debentures, for a total fair value of $32.5 million. The 9% Debentures had a fair value of $4.5 million, which was based on the value attributed to those debentures by the FRF, as determined by its investment banker.

                            NORTHEAST FEDERAL CORP.

NOTE 23:  PARENT COMPANY FINANCIAL INFORMATION

     The condensed parent company Statement of Operations, Statement of Financial Condition, and Statement of Cash Flows are as follows:

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                              YEAR ENDED
                                                             DECEMBER 31,        NINE MONTHS ENDED
                                                         --------------------      DECEMBER 31,
                                                          1994         1993            1992
                                                         -------     --------    -----------------
Interest income........................................  $   156     $     57        $      43
Interest expense.......................................   (3,858)      (3,503)          (2,103)
Equity in undistributed income (loss) of
  Northeast Savings....................................   13,113      (11,980)         (57,858)
                                                         -------     --------    -----------------
          Total income (loss)..........................    9,411      (15,426)         (59,918)
Operating expenses.....................................       --          276              314
                                                         -------     --------    -----------------
Income (loss) before income taxes and
  extraordinary items..................................    9,411      (15,702)         (60,232)
Income tax benefit.....................................   (1,555)      (1,563)            (998)
                                                         -------     --------    -----------------
          Net income (loss)............................  $10,966     $(14,139)       $ (59,234)
                                                         =======     ========    ==============

                        STATEMENT OF FINANCIAL CONDITION
                                 (IN THOUSANDS)

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
ASSETS
Cash and interest-bearing deposits.....................................  $  4,925     $  2,210
Investment in Northeast Savings........................................   177,754      169,670
Other assets...........................................................       131          685
                                                                         --------     --------
          Total assets.................................................  $182,810     $172,565
                                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Uncertificated debentures..............................................  $ 42,243     $ 38,442
Other liabilities......................................................     1,667        1,610
Stockholders' equity...................................................   138,900      132,513
                                                                         --------     --------
          Total liabilities and stockholders' equity...................  $182,810     $172,565
                                                                         ========     ========

                            NORTHEAST FEDERAL CORP.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            YEAR ENDED
                                                           DECEMBER 31,          NINE MONTHS ENDED
                                                       ---------------------       DECEMBER 31,
                                                         1994         1993             1992
                                                       --------     --------     -----------------
Cash flows from operating activities:
  Net income (loss)..................................  $ 10,966     $(14,139)        $ (59,234)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Amortization of discount on uncertificated
       debentures....................................        32           --                --
     Interest accrued and paid in kind on
       debentures....................................     3,769        3,452             2,103
     Equity in undistributed (income) loss of
       Northeast Savings.............................   (13,113)      11,980            57,858
     (Increase) decrease in other assets.............       554         (685)              135
     Increase (decrease) in other liabilities........        57          218               802
                                                       --------     --------     -----------------
          Net cash provided by operating
            activities...............................     2,265          826             1,664
                                                       --------     --------     -----------------
Cash flows used in investing activities -- increase
  in investment in Northeast Savings.................    (2,150)          --           (34,800)
                                                       --------     --------     -----------------
Cash flows from financing activities:
  Proceeds from exercise of stock options............       135          147                16
  Proceeds from issuance of 401K stock...............       115          223                --
  Exercise of warrants...............................     2,350           --                --
  Preferred stock conversion costs...................        --       (1,402)               --
  Retirement of Series A adjustable preferred
     stock...........................................        --           --           (33,550)
  Proceeds from issuance of Series B preferred
     stock...........................................        --           --            35,170
  Proceeds from issuance of uncertificated
     debentures......................................        --           --            33,450
                                                       --------     --------     -----------------
          Net cash provided by (used in) financing
            activities...............................     2,600       (1,032)           35,086
                                                       --------     --------     -----------------
Net increase (decrease) in cash and cash
  equivalents........................................     2,715         (206)            1,950
Cash and cash equivalents at beginning of period.....     2,210        2,416               466
                                                       --------     --------     -----------------
Cash and cash equivalents at end of period...........  $  4,925     $  2,210         $   2,416
                                                       ========     ========     ==============

     This information should be read in conjunction with other Notes to the Consolidated Financial Statements.

                            NORTHEAST FEDERAL CORP.

NOTE 24:  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                    DECEMBER 31, 1994 AND FOR THE YEAR THEN ENDED
                                                  -------------------------------------------------
                                                    FIRST        SECOND       THIRD        FOURTH
                                                   QUARTER      QUARTER      QUARTER      QUARTER
                                                  ----------   ----------   ----------   ----------
                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Total assets....................................  $3,628,442   $3,311,016   $3,349,705   $3,345,572
Interest income.................................      48,690       44,571       47,993       51,457
Net interest income.............................      15,212       13,660       14,903       14,977
Provision for loan losses.......................       2,200          600        1,000        1,100
Gain on sale of securities, net.................       4,364          (77)       2,362          634
Gain on sale of loans, net......................      13,549          356          (56)         (36)
Non-interest income.............................        (634)      12,555        3,217        3,439
Non-interest expenses...........................      31,141       18,950       16,698       16,212
Net income......................................       1,007        5,528        2,582        1,849
Preferred stock dividend requirements...........         855          874          892          911
Net income applicable to common shareholders....         152        4,654        1,690          938
Net income per common share:
  Primary and fully diluted.....................         .01          .33          .12          .06
Market prices of common stock:
  High..........................................       7 1/2       10 1/2       10 1/8       10 1/8
  Low...........................................       4 3/8        6 3/4        9 3/8        7 5/8

                                                    DECEMBER 31, 1993 AND FOR THE YEAR THEN ENDED
                                                  -------------------------------------------------
                                                    FIRST        SECOND       THIRD        FOURTH
                                                   QUARTER      QUARTER      QUARTER      QUARTER
                                                  ----------   ----------   ----------   ----------
                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Total assets....................................  $3,979,720   $4,006,969   $3,942,721   $3,920,027
Interest income.................................      57,322       56,676       55,016       51,362
Net interest income.............................      19,627       19,312       17,741       15,728
Provision for loan losses.......................       4,850       12,000        3,450        3,000
Gain on sale of securities, net.................       3,861          590          254          920
Gain on sale of loans, net......................         322          376          866          375
Non-interest income.............................       2,852        2,321        2,612        2,390
Non-interest expenses...........................      21,556       27,747       22,453       21,423
Net income (loss)...............................         141       (9,432)      (1,904)      (2,944)
Preferred stock dividend requirements...........       1,653        1,190          820          838
Net loss applicable to common shareholders......      (1,512)     (10,622)      (2,724)      (3,782)
Net loss per common share:
  Primary and fully diluted.....................       (0.26)       (1.08)       (0.20)       (0.28)
Market prices of common stock:
  High..........................................       7 1/2        6 3/8        5 5/8        5 7/8
  Low...........................................           6        4 1/2        3 3/4            4